                                                                    EXHIBIT 10.2

                                CREDIT AGREEMENT

          This CREDIT AGREEMENT (the "Credit Agreement") is entered into as of September 4, 1998, by and among, jointly and severally and together with their successors and assigns, CGX Communications, Inc., a Delaware corporation ("CGX"), CAIS, Inc., a Virginia corporation ("CAIS"), Cleartel Communications, Inc., a District of Columbia corporation ("Cleartel"), Cleartel Communications Limited Partnership, a District of Columbia limited partnership ("Cleartel LP"), CAIS Limited Partnership, a Virginia limited partnership ("CAIS LP"), (CGX, CAIS, Cleartel, Cleartel LP and CAIS LP being jointly and severally and together with their successors and assigns, the "Borrowers") and the shareholders, partners and other owners thereof, as applicable, listed in Schedule A hereto (the "Owners"), the lenders named on the signature pages to this Agreement (the "Lenders"), and ING (U.S.) Capital Corporation, New York, New York, as agent for the Lenders (together with its successors and assigns in that capacity, the "Agent").

          The parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          Capitalized defined terms used in this Agreement and not otherwise defined in this Agreement have the meanings given to those terms in Schedule X
                                                                    ----------
hereto, and the rules of construction set forth in Schedule X govern this
                                                   ----------
Agreement.


                                   ARTICLE 2

                                  THE CREDITS

          2.1  Commitments.

          (a) Loan Commitments. Subject to and upon the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants contained herein, each Lender severally agrees to make Loans to the Borrowers during the Availability Period in an aggregate amount not to exceed its Pro Rata Share of the Aggregate Commitment, to be used in accordance with this Agreement.

          (b) Separate Loan Obligations. Each Lender will fund its Pro Rata Share of each Loan simultaneously with the other Lenders at the time designated by the Agent pursuant to Section 2.2(c), provided that the failure of any Lender
                         --------------
to fund its Pro Rata Share of a Loan shall not affect the obligation of any other Lender to fund its Pro Rata Share of such Loan. No Lender will be responsible for a default by any other Lender in funding its Pro Rata Share of a Loan nor shall any Commitment of any Lender be increased or decreased by reason of any such default.


          2.2  Funding of Loans.

          (a)  Loans.

               (i) From time to time during the Availability Period, but not more frequently than once during each calendar month, the Borrowers (as a group) may request a Loan by delivering a Notice of Borrowing to the Agent no later than 11:00 a.m., New York time, at least three (3) LIBOR Business Days prior to the proposed Funding Date. The Notice of Borrowing shall specify (A) the proposed Funding Date, (B) the amount of the requested Loan and (C) the Interest Period.

               (ii) All Loans shall mature on the Maturity Date, unless payment thereof is due prior to such date by acceleration, by mandatory prepayment or otherwise. The minimum amount of each Loan pursuant to this Section 2.2(a) shall be $1,000,000 and, in each case, integral multiples of $100,000 in excess of such amount (or if less, the remaining Commitment).

          (b) Loans to Pay Interest, Fees and Expenses. On each LIBOR Business Day during the Availability Period on which interest, fees or expenses are due and payable hereunder and are not otherwise paid or provided for, the Borrowers may request the Lenders to make, a Loan to the Borrowers in the aggregate amount of all interest, fees and expenses then due and payable and hereby irrevocably authorize the Agent to apply the proceeds of such Loan to the payment of such interest, fees and expenses. The Lenders shall have no obligation to make any Loan pursuant to this Section 2.2(b).
                      --------------

          (c)  Loan Funding Procedure.

               (i) Promptly after receipt of a Notice of Borrowing, the Agent will notify each Lender of the proposed Loans and of such Lender's Pro Rata Share thereof, and each Lender will make available to the Agent at the Agent's main office in New York such Lender's Pro Rata Share of the proposed Loans in immediately available funds no later than 10:00 a.m., New York time, on the Funding Date. Upon satisfaction or waiver of the applicable conditions precedent set forth in Article 3, the Agent will disburse all such amounts made available
             ---------
to it by the Lenders to the Borrowers by wire transfer of such amounts to account no. 203-00000-70736 of the Borrower at First Union Bank of Washington, D.C., ABA #054-001220.

               (ii) Unless a Lender has notified the Agent prior to the Funding Date of a Loan that such Lender does not intend to make available its Pro Rata Share of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the Funding Date and the Agent may, in its sole discretion, make available to the Borrowers a corresponding amount on the Funding Date, provided that the Agent shall have no obligation to make available to the Borrowers any amount not actually received from the Lenders. If the Agent makes available to the Borrowers any Loan amount not received from a Lender, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the Funding Date that such amount remains unpaid. Interest on such amount shall be payable at the Base Rate. If the defaulting Lender does not pay such amount forthwith upon demand by the Agent, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately pay such amount to the Agent, together with interest on such amount at a rate per annum equal to LIBOR plus the Applicable Margin for each day from the Funding Date that such amount remains unpaid. Any such payment by the Borrowers shall not be deemed a prepayment for purposes of
Section 2.9, no Breakage Costs shall be payable by the Borrowers in respect
-----------
thereof and the Borrowers shall not be obligated to pay interest at the Default Rate in respect thereof. Each Lender agrees that if it fails to make available to or to reimburse the Agent for any amount made available by the Agent on its behalf, it will have no interest in such amount and hereby assigns all of its right, title and interest in such amount to the Agent or any assignee designated by the Agent. Nothing in this paragraph shall be deemed to relieve any Lender of its obligation to fulfill its Commitments hereunder or shall prejudice any rights the Borrowers may have against any Lender as a result of any default by such Lender.

          (d)  Notices.

          Each Notice of Borrowing shall be irrevocable on and after the related Interest Rate Determination Date.

          2.3  Interest.

          (a)  Interest Rates.

               (i) The Loans shall bear interest on the unpaid principal amount thereof from the date made to but excluding maturity (whether at the Maturity Date, by acceleration, because of mandatory prepayment or otherwise) during each Interest Period applicable thereto at a rate per annum equal to LIBOR as determined for such Interest Period plus the Applicable Margin, computed on the basis of a year of 360 days for the actual number of days elapsed.

               (ii) LIBOR applicable to a Loan during a particular Interest Period shall be determined by the Agent on the Interest Rate Determination Date with respect to such Loan on the basis of the duration of such Interest Period and the amount of such Loan. Each such determination shall be conclusive and binding on the parties, absent manifest error.

          (b)  Interest Periods.  Subject to Schedule X, each Interest Period:
                                             ----------

               (i)  in respect of a Loan and a Note converted pursuant to
Article 2A, respectively, which would otherwise end on a day that is not a
----------
LIBOR Business Day or Business Day, respectively, shall end on the next succeeding LIBOR Business Day or Business Day, respectively, unless such day falls in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day or Business Day, respectively; and

               (ii) in respect of a Loan, which begins on the last LIBOR Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last LIBOR Business Day of the calendar month at the end of such Interest Period.

          (c) Maximum Number of Loans Outstanding. There shall be a maximum of three (3) Loans outstanding at any one time and for this purpose all Loans with the same Interest Period shall be considered a single Loan.

          (d) Interest Payment Dates.  Interest shall be payable as follows:

              (i) interest shall be payable in arrears on the last day of each Interest Period;

              (ii) all accrued and unpaid interest shall be payable in full upon the maturity (whether at the Maturity Date, by acceleration, because of mandatory prepayment (subject to clause (iii) below) or otherwise);

              (iii) upon prepayment of principal, in whole or in part, interest shall be payable on the date of such payment on the principal amount prepaid; and

              (iv) after maturity (whether at the Maturity Date, by acceleration, because of mandatory prepayment or otherwise), interest shall be payable upon demand.

          (e) Default Interest. Overdue principal and, to the extent permitted by Applicable Law, overdue interest in respect of any amount payable by a Borrower hereunder that is overdue shall bear interest at a rate per annum (the "Default Rate") equal to two percent (2%) in excess of the rate of interest otherwise applicable to such outstanding amounts, provided that with respect to such overdue amounts, the Agent in its sole discretion shall select Interest Periods of one month or less. Upon the occurrence and during the continuance of an Event of Default, all amounts owing by the Borrowers hereunder shall bear interest at the Default Rate.

          (f) Limitation. Notwithstanding any other provision of the Credit Documents, if the rate of interest on any Obligation of the Borrowers (or Guarantors) under any Credit Document shall at any time exceed the highest rate permitted by Applicable Law, the rate of interest on such Obligation shall be equal to the highest rate permitted by Applicable Law.

          2.4 Notes. The Borrowers shall each execute and deliver to each Lender on the Closing Date a Note or Notes substantially in the form of Exhibit A . The Notes shall be dated the Closing Date, shall be in the aggregate principal amount of such Lender's Commitment and shall evidence such Lender's Pro Rata Share of the Loans made hereunder. Each Note shall have other appropriate insertions and shall be subject to and entitled to the benefits of the Credit Documents. At the time a Loan is made, each Lender is authorized to make a notation on the schedule attached to the relevant Note indicating the date, the amount of such Lender's Pro Rata Share and the interest rate of such Loan. Absent manifest error, the information set forth in such schedule shall be prima facie evidence of the outstanding principal amount of such Note and of the interest due thereon. Failure to make any such notation shall not limit or affect the obligations of the Borrowers under the Loans or any other Credit Document.

          2.5  Fees.

          (a) Closing and Funding Fees. On the earlier of the Closing Date or the last day of the Availability Period, the Borrowers shall pay to the Agent a non-refundable acceptance fee in the amount of 3.50% of the Aggregate Commitment.

          (b) Commitment Fees. On the earlier of the Closing Date or September 21, 1998, the Borrowers shall pay to the Agent a non-refundable commitment fee of $100,000.

          2.6 Security. The Loans and all other amounts payable by the Borrowers under this Agreement and the other Credit Documents are secured by the Collateral and are entitled to the benefits of the Security Documents. On and after the Restructuring Date, the Guaranty by CGX (and all other Guarantors) of all other amounts payable by the Borrowers under this Agreement and the other Credit Documents shall be in full force and effect and enforceable in accordance with its terms.

          2.7 Use of Proceeds. The proceeds of the Loans will be used exclusively to (a) prepay and fully discharge all outstanding obligations of the Borrowers (as defined therein) under the First Union Loan Agreement, (b) to provide financing for capital expenditures incurred (or to be incurred), directly or indirectly in connection with the rollout of the "OverVoice" product, and (c) for general working capital purposes.

          2.8 Reductions of Commitments. The Borrowers shall have the right, upon at least five (5) LIBOR Business Days' notice to the Agent, to terminate, or to reduce in part, the unused portion of the Aggregate Commitment, provided that (a) each partial reduction shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof and (b) the Borrowers shall certify in writing to the Lenders that such termination or reduction will not have a Material Adverse Effect on the Borrowers.

          2.9  Repayment of Principal.

          (a) General. The Loans are not revolving in nature, and any amounts repaid or prepaid may not be reborrowed and shall reduce the amount of the Aggregate Commitment.

          (b) Mandatory Repayments. The entire unpaid principal amount of the Loans shall be due and payable on the Maturity Date.

          (c) Optional Prepayments. The Borrowers shall have the right to prepay at any time any Loan or Loans, in whole or in part, provided that (i) the Borrowers must give the Agent at least five (5) LIBOR Business Days' prior irrevocable notice of any such prepayment specifying the date of prepayment, the aggregate principal amount being prepaid and the specific Loan or Loans being prepaid and in what principal amounts, (ii) the Borrowers shall also pay all accrued interest on the principal amount being prepaid through the date of payment together with Breakage Costs, (iii) any partial prepayment of a Loan must be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess of such amount and (iv) after such prepayment, all Loans must remain in compliance with the second sentence of Section 2.2(a)(ii).
                                                 ------------------

          (d)  Mandatory Prepayments.

               (i) In the event of the sale or issuance by any Borrower or any of its Subsidiaries of any Capital Stock (or any similar related instrument) (other than in connection with the Restructuring so long as shares of Capital Stock are issued only to Owners or Borrowers existing on the date of this Agreement) or the incurrence of any Indebtedness by any Borrower or any of its Subsidiaries (other than the Loans hereunder), immediately thereupon the Borrowers shall prepay the Loans in an amount equal to the proceeds (net of expenses of sale, issuance or incurrence) of such sale, issuance or incurrence, together with all accrued and unpaid interest on the principal amount on the Loans being repaid through the date of prepayment and any Breakage Costs applicable thereto.

               (ii) In the event of the occurrence of an Asset Sale, immediately thereupon the Borrowers shall prepay the Loans in an amount equal to the Net Cash Proceeds of such Asset Sale, together with all accrued and unpaid interest on the principal amount on the Loans being repaid through the date of prepayment and any Breakage Costs applicable thereto; provided, however, that
                                                      --------  -------
such prepayment shall be required only if Net Cash Proceeds from any Asset Sale exceed $250,000 (it being understood that if Net Cash Proceeds exceed $250,000, the entire amount thereof must be used to prepay the Loans, not just the amount in excess of $250,000) when aggregated with Net Cash Proceeds from other Asset Sales since the date of this Agreement.

               (iii) If the Borrowers are required to prepay the Loans on a day other than on the last day of the applicable Interest Period, the Borrowers shall not be obligated for any Breakage Costs in connection therewith if (x) the Borrowers irrevocably deposit in escrow with the Agent cash or securities issued by the United States or a combination thereof in amounts (including interest, but without consideration of any reinvestment of such interest) and with maturities sufficient to pay and discharge on such last day of an applicable Interest Period the principal of and interest on such Loans, (y) (to the extent that the Borrowers deposit securities) the Borrowers deliver to the Agent a certificate from a nationally recognized firm of independent accountants expressing its opinion that such deposited cash and/or securities will provide cash at such times and in such amounts as will be sufficient to pay the principal of and interest on such Loans due on such last day of the applicable Interest Period, and (z) on such last day of the applicable Interest Period such cash and/or securities have a value sufficient to pay in full the principal of and interest on such Loans. The Agent shall apply all amounts so deposited with it, as appropriate, to such prepayment and payment on the last day of the applicable Interest Period. The Borrowers will cause the Agent to have (for the benefit of the Lenders) a First Priority Lien on any such cash and securities.

          (e) Termination of Commitments; Payment of Other Obligations. Upon the earlier of (i) any prepayment in full, or (ii) the occurrence of any event that would require the prepayment in full of the outstanding principal and interest on the Loans, all Commitments of the Lenders shall forthwith terminate without the need for further action by the parties hereto, and the Borrowers shall pay all other Obligations then due and payable hereunder and under the other Credit Documents.

          2.10  Payments.

          (a) Method of Payment. All payments by the Borrowers hereunder or under any other Credit Document shall be made in immediately available funds in U.S. Dollars to the Agent at its main office in New York for its account or for the accounts of the respective Lenders, as the case may be. All such payments must be received no later than 3:00 p.m. on the date due and shall be made in full without defense, set-off or counterclaim of any kind and without the requirement of presentment, notice or demand. Subject to the requirements of
Section 2.3(b), whenever any payment to be made hereunder or under any other
--------------
Credit Document is stated to be due on a day which is not a LIBOR Business Day (Business Day, in the case of a converted Note), the due date of such payment shall be extended to the next succeeding LIBOR Business Day (Business Day, in the case of a converted Note) and such extension of time shall be included in the computation of such payment.

          (b) Currency of Payment. All payments under the Credit Documents must be made in U.S. Dollars, and no payment obligation shall be deemed to have been novated, satisfied or discharged by the tender of any currency other than U.S. Dollars or recovery under a judgment expressed in a currency other than U.S. Dollars, unless such tender or recovery shall result in the effective payment in full of such obligation in U.S. Dollars at the place indicated in Section
                                                                  -------
2.10(a).  The amount, if any, by which any tender or recovery fails to result in
-------
such payment in full shall remain due and payable hereunder as a separate obligation of the Borrowers, unaffected by any action of the Borrowers or judgment obtained.

          (c) Application of Payments. Except to the extent expressly provided otherwise herein or in the other Credit Documents, all payments received by the Agent or the Lenders hereunder shall be applied in the following order of priority:

              (i) to the payment or reimbursement of all costs, expenses, Taxes and other amounts payable under Sections 2.11, 8.11 or 8.12;
                                      ---------------------------

              (ii)  to the payment of all fees payable under Section 2.5;
                                                            -----------

              (iii) to the payment of all accrued interest on the Loans;

              (iv)  to the payment of the principal of the Loans; and

              (v) to the payment or reimbursement of any other amounts due to the Agent or any Lender hereunder or under any other Credit Document.

          All payments applied to interest on or principal of any Loan shall be paid to the Lenders in proportion to their respective Pro Rata Shares of such Loan. All payments applied to any other category of obligation set forth above shall be paid to the various payees within such category in proportion to the respective amounts due to them.

          2.11  Increased Costs and Unavailability.

          (a)  Taxes.

               (i) All payments made by the Borrowers under any Credit Document shall be made free and clear of, and without deduction or withholding for, any present or future Taxes (1) excluding (A) Lender Income Taxes and (B) Taxes applicable on the Initial Date, but (2) not excluding Taxes which arise as a result of a change in law, (including any change in the interpretation or administration of any law) after the Initial Date (such non-excluded Taxes being "Reimbursable Taxes"), and the Borrowers shall pay all Reimbursable Taxes in respect of payments under the Credit Documents. The Borrowers hereby indemnify the Agent and each Lender (each, an "Affected Party") for all Reimbursable Taxes and all costs and liabilities incurred by such Affected Party in connection therewith. The Borrowers will reimburse each Affected Party, on demand, for any Reimbursable Taxes paid by such Affected Party on an after-tax basis so that such Affected Party (A) receives the full amount payable to it under the Credit Documents and (B) is made whole after taking into account all income taxes it will owe on the reimbursement payment (assuming that such payment is subject to taxation at the highest marginal rates applicable to such Affected Party). Each Affected Party shall have the absolute right to arrange its tax affairs in whatever manner it deems appropriate, and no Affected Party shall be obligated to claim any particular deduction, credit or other benefit.

               (ii) If the Borrowers are prohibited or prevented (by Law or otherwise) from making any payment to an Affected Party required under Section
                                                                       -------
2.11(a)(i), then the amount of the payments due to such Affected Party under the
----------
Credit Documents shall be increased by the amount necessary to insure that such Affected Party will receive the full amount payable to it under the Credit Documents.

               (iii) Within 30 days after the date on which any Reimbursable Tax is due, the Borrowers will furnish to the Agent and the Lenders official receipts or notarized copies thereof evidencing payment of such Reimbursable Tax.

               (iv) The Agent and each Lender agree to deliver to the Borrowers all forms and documents necessary to establish any exemption from withholding for Taxes to which they are entitled. Any Person that becomes the successor holder of a Note shall deliver the forms and documents required under this
Section 2.11(a)(iv).
-------------------

          (b) Capital Adequacy. In the event that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of imposing or increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time within fifteen
(15) days after notice and demand from such

Lender (which demand shall be made as promptly as practicable after such Lender obtains knowledge that such law, treaty, governmental rule, regulation, order or requirement exists and such Lender determines to make such demand and shall be accompanied by the certificate referred to in the next sentence and with a copy to the Agent) pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to the Borrowers and the Agent, shall, absent manifest error, be final, conclusive and binding for all purposes.

          (c) Reserve Requirements. The Borrowers shall pay to each Lender, upon demand, such amounts as such Lender from time to time determines to be necessary to compensate such Lender for any costs incurred by such Lender or any reduction in the amount received or receivable by such Lender under the Credit Documents, resulting from, any change in Law, any change in the interpretation or administration of any Law or compliance with any directive, guideline or request from any Government Instrumentality (whether or not having the force of Law) which:

              (i) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any loans, extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any Loans or any deposits referred to in the definition of LIBOR); or

              (ii) imposes any other cost or condition affecting any Credit Document, any Loan, any obligation to make any Loan, the London interbank market or the certificate of deposit market.

          (d) Funding Losses. The Borrowers shall compensate each Lender, upon demand, for any loss, cost or liability (including interest paid by such Lender on funds borrowed to make or continue a Loan and losses sustained in liquidating deposits and in the re-employment of funds) incurred as a result of:

              (i) repayment (including repayment due to acceleration) or prepayment on a date other than the last day of an Interest Period for such Loan to the extent set forth in the definition of Breakage Costs;

              (ii) failure of the Borrowers to borrow a Loan on the Funding Date therefor; or

              (iii) failure of the Borrowers to repay a Loan when due (whether at the Maturity Date, by acceleration, because of mandatory prepayment or otherwise) or on the date specified therefor in a notice delivered pursuant to
Section 2.9(c).
--------------

          (e) Unavailability. In the event that on or before any Interest Rate Determination Date a Lender determines that:

              (i) U.S. Dollar deposits are not being generally offered in the London interbank market;

              (ii) adequate and fair means (as set forth in the definition of LIBOR) do not exist for ascertaining interest rates by reference to LIBOR; or

              (iii) LIBOR does not represent the cost to such Lender of funding or maintaining a requested Loan or effective pricing to such Lender for a requested Loan, such Lender shall give prompt notice of such fact to the Borrowers and the Agent, and, at the election of such Lender, such Lender's obligation to make or maintain Loans based on LIBOR shall be immediately suspended and such Lender's portion of all outstanding Loans shall be converted to Loans which, on and after the date of such notice, bear interest at a rate per annum equal to the Base Rate plus 3.25%.

          (f) Illegality. If a Lender determines that any Law, any change in Law, any change in the interpretation or administration of any Law or compliance by such Lender with any directive, guideline or request (whether or not having the force of Law) of any Government Instrumentality makes it unlawful or impossible for such Lender to fund or maintain Loans based on LIBOR, then upon notice of such fact to the Borrowers and the Agent by such Lender, the obligation of such Lender to fund or maintain Loans shall be immediately suspended. In addition, the outstanding principal amount of such Lender's portion of all outstanding Loans shall be converted to Loans which, on and after the date of such notice, bear interest at a rate per annum equal to the Base Rate plus 3.25%, or, if such Lender determines that immediate conversion is not required, at the end of the respective Interest Periods of such Loans. In the event of repayment of a Loan pursuant to this Section 2.11(f) prior to the end
                                              ---------------
of its Interest Period, the Borrowers shall compensate such Lender for all losses, costs and liabilities described in Section 2.11(d).
                                           ---------------

          (g)  Notice and Mitigation.

               (i) Upon the occurrence of an event that will entitle the Agent or any Lender (each, an "Affected Party") to compensation, reimbursement or indemnification pursuant to this Section 2.11, such Affected Party will give the
                                 ------------
Borrowers notice of such event as promptly as practicable.

               (ii) Each Affected Party will take reasonable measures to avoid the need for, or reduce the amount of, compensation, reimbursement or indemnification pursuant to this Section 2.11, provided that no Affected Party
                                 ------------
shall be required to take any measure that, in its judgment, would be disadvantageous to it, contrary to its policies or inconsistent with its legal and regulatory position. For such purpose and subject to the limitation set forth in the foregoing proviso the Affected Party may designate a different lending office in respect of its portion of an affected Loan.

               (iii) If any Tax or other charge is imposed on payments to any Lender and the Borrowers are obligated hereunder to compensate such Lender for such Tax or other charge, the Borrowers may, within 30 days after receipt of notice of such Tax or other charge, request that such Lender assign its portion of the affected Loan or Loans to another Person chosen by the Borrowers, and such Lender will use reasonable efforts to negotiate such an assignment.

          (h) Determinations. A determination by any Lender or by the Agent under this Section 2.11 shall be conclusive and binding on the parties, absent
           ------------
manifest error.

                                  ARTICLE 2A

                             CONVERSIONS OF LOANS

          2A.1. Conversion Event. If any of the principal, premium or interest on any outstanding Loan is not paid on the Maturity Date (March 4, 1999) for such Loan, the principal amount of each Note representing such unpaid amounts shall thereupon be amended to represent such aggregate unpaid amount together with all other amounts then due under the other Credit Documents. Subject to the terms and conditions of this Article 2A and so long as the holding of such
                                 ----------
Notes by the Lenders is permitted under applicable law and will not subject them to any tax, penalty or liability, upon such event, the Notes representing Loans shall be automatically converted into Notes containing the terms and subject to the conditions set forth in this Article 2A, the Borrowers shall continue to be
                                 ----------
obligated thereon as "Issuers" and the Guaranty shall continue in full force and effect with respect to the converted Notes.

          2A.2  Interest.

          (i) On and after the Conversion the Notes shall bear interest on the unpaid principal amount thereof from the Conversion Date to but excluding the maturity date thereof, (whether at the Maturity Date, by acceleration, because of mandatory prepayment or otherwise) at a rate per annum equal to the rate on 5-year U.S. Treasury Securities plus 5.0%.

          (ii) The applicable rate of interest shall be determined on the Interest Rate Determination Date for converted Notes.

          (iii) The provisions of Section 2.3 (b), (c), (d) and (e) shall apply
                                  ---------------------------------
to the converted Notes.

          2A.3   Notes.

          (i) The Issuers shall execute and deliver to each holder of Notes upon request a new converted Note or Notes of appropriate denominations to replace the Notes representing Loans converted pursuant to this Article.

          (ii) The Issuers shall maintain at their principal executive offices a register in which the Issuers shall provide for the registration, exchange and transfer of Notes.

          (iii) The converted Notes shall mature on the Maturity Date for such Notes unless payment thereof is due prior to such date by acceleration, prepayment, redemption or otherwise.

          2A.4.  Redemption.

          (i) The converted Notes may be redeemed in whole at the option of the Issuers at any time at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

          (ii) The Issuers shall, not less than 10 and not more than 60 days prior to the redemption date fixed by the Issuers, notify the Noteholders in writing of such redemption date.

          2A.5  Exchange Fee.  A Conversion pursuant to this Article 2A shall
                                                             ----------
not be effected unless the Issuers shall have paid on the scheduled Conversion Date (the Maturity Date of the Loans to be converted) to the Lenders a fee in an amount equal to three (3.0)% of the principal amount (as converted) of the converted Notes. Upon any failure to make such payments on such due date an Event of Default of the type referred to in Section 6.1(a) hereunder shall be deemed to have occurred on and as of such due date.

          2A.6 Ranking. The converted Notes shall be senior secured obligations of the Issuers and shall continue to be secured and guaranteed as contemplated in Section 2.6.
                -----------

          2A.7  Repayment.  The provisions of Section 2.9 (a), (b) and (d) shall
                                              ----------------------------
apply to the converted Notes, with the exception of references to Breakage
Costs.

          2A.8  Method of Payment.  The provisions of Section 2.10 (a), (b) and
(c) (with the exception of (c) (ii)) shall apply to the converted Notes.

          2A.9 Conditions Precedent. A Conversion pursuant to this Article 2A shall not be effected unless the fee payable under Section 2A.5 shall have been
                                                   ------------
paid in full and the following conditions have been fulfilled on or prior to the Conversion Date to the satisfaction of the Lenders and the Agent:

          (i) the Credit Documents, Warrant Agreement and Warrant Registration Rights Agreement will continue to be in full force and effect with respect to the converted Notes without any further action required;

          (ii) all Liens in the Collateral shall continue to be perfected of the type and priority in favor of the Noteholders as was required to be in favor of the Lenders pursuant to Article 3 hereof;
                           ---------

          (iii) all representations and warranties of the Issuers, Guarantors and Obligors contained in the Credit Documents shall be true, correct and complete in all material respects on and as of the Conversion Date (and after giving effect to the Conversion) to the same extent as though made on and as of such date;

          (iv) no act, event or circumstance shall have occurred with respect to the Issuers, Guarantors, Obligors or their Subsidiaries or otherwise which has or could reasonably be expected to have a Material Adverse Effect;

          (v) the Issuers, Guarantors and Obligors shall be in compliance with all covenants and agreements in the Credit Documents on the Conversion Date and after giving effect to the Conversion (other than the payment default giving rise to a Conversion Event);

          (vi) there shall be no pending or, to the knowledge of the Issuers, Guarantors and Obligors, threatened litigation, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect;

          (vii) the Agent shall have received an Officer's Certificate from each Issuer, Guarantor and Obligor to the foregoing effect;

          (viii) the Issuers, Guarantors and Obligors shall have executed and delivered to the Agent and the Noteholders, upon request, such documents, instruments and opinions of counsel and shall do or cause to be done all things that may be necessary in the view of the Agent and the Noteholders, provided, however that the Agent and the Noteholders shall not require the revision of
Section 8.10(c) hereof;

          (ix) a private placement number issued by S&P's CUSIP Service Bureau shall have been obtained for the converted Notes;

          (x) the aggregate principal amount of converted Notes shall be in an amount no less than $1,000,000;

          (xi) all proceedings in connection with the Conversion and all documents and instruments incident to such Conversion shall be satisfactory to the Agent and Noteholders provided, however that the Agent and the Noteholders shall not require the revision of Section 8.10(c) hereof; and

          (XII) Ted Ammon shall have duly and validly pledged under the Pledge and Security Agreement all shares of Capital Stock of all Borrowers which shall be owned by him and shall have executed all Credit Documents to which the Pledgors are subject.

          2A.10   No Waiver.  The failure of the Agent or any Noteholders to require satisfaction of any condition precedent set forth above shall not constitute a waiver of such condition precedent unless the Noteholders shall so state in writing.

          2A.11   Covenants.  The provisions of Article 5 shall apply in full to the Issuers, Guarantors and Obligors from and after the Conversion Date until all converted Notes and other Obligations under the Credit Documents have to be paid and satisfied in full.

          2A.12   Events of Default.  The provisions of Article 6 shall apply in full to the Issuers, Guarantors and Obligors in respect of converted Notes.

          2A.13   Registration; Exchange; Substitution of Converted Notes.

          (i) Registration of Notes. The Issuers shall keep at their principal executive office a register for the registration, exchange and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuers shall not be affected by any notice or knowledge to the contrary. The Issuers shall give to any holder of a Note that is an institutional investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          (ii) Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Issuers for registration of transfer or exchange (and in case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuers shall execute and deliver, at the Issuers' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be substantially in the form of Exhibit A and shall be payable to such Person as
such holder may request.   Each such new Note shall be dated and bear interest
from the date to which interest shall have been paid on the surrendered Note or dated the date of the Surrendered Note if no interest shall have been paid thereon. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer or exchange of Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have agreed to be bound by all of the provisions of this Agreement applicable to the holder of any Note.

          (iii) Replacement Notes. Upon receipt by the Issuers of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation); and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the issuers (provided that if the holder of such Note is, or is a nominee for, an original purchaser or an institutional investor, such Person's own unsecured agreement of indemnity, reasonably satisfactory to the Issuers, shall be deemed to be satisfactory),

                (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuers at their own expense shall execute and deliver, on lieu thereof, a new Note, dated and bearing interest, from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          2A.14  Use of Proceeds.  The provisions of Section 2.7 shall apply to
                                                     -----------
the converted Notes.

          2A.15  Increased Costs.  The provisions of Section 2.11(a) shall apply
                                                     ---------------
to the converted Notes.

                                   ARTICLE 3

                             CONDITIONS PRECEDENT

          3.1. Conditions Precedent to Initial Loans. The obligation of the Lenders to fund the initial Loans shall be subject to the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          (a) The Lenders and the Agent shall have received each of the following, in each case in form and substance satisfactory to the Agent and the
Lenders:

               (i) the Credit Documents, duly authorized, executed and delivered by each of the parties thereto; (including the Guaranty);

               (ii) judgment lien and UCC searches, and such other searches of the records of Government Instrumentalities as the Agent shall require, performed with respect to the Borrowers, the Obligors and each of their Subsidiaries in all relevant jurisdictions;

               (iii) the legal opinion of Borrowers' Counsel in the form of Exhibit B;

               (iv) such other legal opinions as the Lenders may reasonably request;

               (v)   certified copies of:


                     (A) the articles of incorporation and by-laws (or other
               organizational documents) of each of the Borrowers and each Obligor (that is not an individual);

                     (B) good standing certificates with respect to the
               Borrowers and each Obligor (that is not an individual or a trust) issued by the appropriate authority in the applicable jurisdiction of organization;

                     (C) incumbency certificates for the signatories of the
               Borrowers and each Obligor (that is not an individual), and resolutions of the Borrowers and each Obligor (that is not an individual) approving the Credit Documents to which it is a party and the transactions contemplated thereby; and

                     (D) a Budget for calendar years 1998-2002 and all combined financial statements of the Borrowers and their combined Subsidiaries requested by the Lenders; provided, that the Borrowers must deliver a Budget to the Lenders and the Agent on a quarterly basis for so long as any Loan is outstanding.

               (vi) certificates of each of the Borrowers and Obligors certifying that:

                     (A) all Credit Documents executed by the Borrowers and
               Obligors on or prior to the Closing Date are in full force and effect, the Borrowers and the Obligors are in compliance with all covenants and provisions thereof, and no breach or event of default (or any event which would become a breach or event of default with the giving of notice or passage of time or both) has occurred and is continuing under any such Credit Document;

                  (B) all representations and warranties of the Borrowers and the Obligors contained in the Credit Documents are true, correct and complete in all material respects;

                  (C) all financial statements and information provided to the Lenders are true, correct and complete in all material respects; each balance sheet fairly presents the consolidated financial position of the Borrowers, the Guarantors, CGX and their Subsidiaries as at the date indicated and was prepared in accordance with GAAP except as specifically noted therein; there has occurred no material adverse change in the financial position of the Borrowers, the Guarantors, CGX and their Subsidiaries since the date of the most recent balance sheet provided to the Lenders; and the financial statements (or the footnotes thereto) provided to the Lenders disclose all liabilities, contingent or otherwise, of the Borrowers, the Guarantors, CGX and their Subsidiaries required to be disclosed in accordance with GAAP; the Borrowers are currently in discussions with their accounting firms with respect to the proper accounting treatment of certain options and other non-cash compensation arrangements that have been or may be entered into with certain management employees, the results of which will result in additional non-cash charges to income for fiscal 1997 and subsequent years; and

                  (D) no act, event or circumstance has occurred with respect to the Borrowers, the Obligors or any of their Subsidiaries or otherwise which has had or could have a Material Adverse Effect;

          (b) The Warrant Agreement and the Warrant Registration Rights Agreement shall have been duly authorized, executed and delivered by the parties thereto and Warrants representing 3.0% of the fully diluted common stock of the Warrant Issuers shall have been duly authorized, executed and delivered to the Lenders.

          (c) All Taxes, fees and expenses required to be paid by the Borrowers on or before the Closing Date shall have been paid.

          (d)  All conditions precedent set forth in Section 3.2 shall have been
                                                     -----------
satisfied.

          (e) The Borrowers and Obligors shall have obtained all Required Approvals, except for those which are obtainable only at a later stage and which the Lenders are satisfied, on the basis of evidence provided by the Borrowers, will be obtainable in the ordinary course prior to the time required, and all Required Approvals obtained shall be final, nonappealable and not subject to any onerous or unusual conditions.

          (f) A First-Priority security interest in the Collateral existing on the Closing Date shall have been created and perfected (provided, however, that a second-priority security interest in the RFC Collateral may be created and perfected), and shall continue to be perfected, in favor of the Agent on behalf of the Lenders in all relevant jurisdictions, and there shall be no other Liens on the Collateral (other than on the RFC Collateral and other than Permitted Liens).

          (g) A duly executed satisfaction and release of all liens created under the First Union Loan Agreement, satisfactory in form and substance to the Agent, shall be delivered to the Agent and a duly executed Form UCC-3 shall be delivered to the Agent or a nominee thereof for filing in all appropriate places.

          3.2  Conditions Precedent to All Other Loans.

          (a) The Agent shall have received a Notice of Borrowing in the form attached hereto as Exhibit C, with all attachments thereto, sent in compliance with Section 2.2(a)(i).
     -----------------

          (b) No event shall have occurred and be continuing or would result from the making of the Loan requested that would constitute a Default or an Event of Default.

          (c) All representations and warranties of the Borrowers, Guarantors and the Obligors contained in the Credit Documents shall be true, correct and complete in all material respects on and as of the date of such Loan (and after giving effect thereto) to the same extent as though made on and as of such date.

          (d) Except as otherwise disclosed in the Information Memorandum, no act, event or circumstance shall have occurred with respect to the Borrowers, the Guarantors, the Obligors or their Subsidiaries or otherwise which has had or could have a Material Adverse Effect.

          (e) There shall be no pending or, to the knowledge of the Borrowers, the Guarantors and Obligors threatened litigation, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect.

          (f) The Borrowers, Guarantors and Obligors shall be in compliance with all covenants and agreements in the Credit Documents on and as of the date of such Loan and after giving effect thereto.

          (g) The Agent shall have received an Officer's Certificate from each Borrower to the effect of (b), (c), (d), (e) and (f) above.

          (h) On and after the Restructuring Date, the duly executed Guaranty shall be in full force and effect and enforceable in accordance with its terms in favor of the Agent and the Lenders.

          3.3 No Waiver. The failure of the Agent or any Lender to require satisfaction of any condition precedent set forth in Article 3, or the funding
                                                     ---------
of any Loan despite the failure of the Borrowers, Guarantors or Obligors to satisfy any such condition precedent, shall not constitute a waiver of such condition precedent, unless the Lenders shall so state in writing. The waiver by the Lenders of any condition precedent in connection with the funding of any Loan shall not affect the applicability of such condition precedent to the funding of subsequent Loans.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties. The Borrowers, Guarantors and Obligors each represent and warrant to the Agent and the Lenders as of the date of this Agreement, on the Closing Date and on each Funding Date as follows:

          (a) Existence; Authority of Borrowers and Guarantors. Each of the Borrowers and Guarantors is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and duly qualified to do business and in good standing in each jurisdiction in which such qualification is necessary to carry on its current or proposed business and operations or the ownership of its properties, except whether the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Borrowers and Guarantors each have all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform the Credit Documents to which it is a party, the Warrant Agreement and the Warrant Registration Rights Agreement and to conduct its business as currently conducted and as proposed to be conducted. The Borrowers and Guarantors have taken all necessary action to execute, deliver and perform the Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement to which it is a party, and such Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement have been duly executed and delivered by the Borrowers and Guarantors, as the case may be, and constitute the legally valid and binding obligations of the Borrowers and Guarantors, as the case may be, enforceable in accordance with their respective terms.

          (b) Existence; Authority of Obligors. Each Obligor (that is not an individual) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each Obligor that is not an individual is duly qualified to do business and in good standing in each jurisdiction in which such qualification is necessary to carry on its current or proposed business and operations or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Each Obligor has all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform the Credit Documents to which it is a party and to conduct its business as currently conducted and as proposed to be conducted. Each Obligor has taken all necessary action to execute, deliver and perform the Credit Documents to which it is a party, and such Credit Documents have been duly executed and delivered by such Obligor and constitute the legally valid and binding obligations of such Obligor, enforceable in accordance with their respective terms.

          (c) Name, Address and Records. The names of the Borrowers, Guarantors and Obligors set forth in the first paragraph of this Agreement and on the signature pages hereto are true, correct and complete names of the Borrowers, Guarantors and Obligors, and the Borrowers and Obligors do not conduct business under any other name or tradestyle, except as set forth on Schedule B hereto. The legal address of the Borrowers, Guarantors
             ----------
and Obligors and the address of the principal place of business and chief executive office of the Borrowers, Guarantors and Obligors is set forth in Schedule C hereto.
----------

          (d) No Violations, Defaults or Liens.

              (i) None of the Borrowers, the Guarantors nor any of their Subsidiaries (A) is in violation of any Law (including Environmental Laws), except such violations that could not reasonably be expected to have a Material Adverse Effect, (B) is in violation of or default under the charter, bylaws, partnership agreement or other constituent documents of the Borrowers, the Guarantors or such Subsidiary or (C) is in violation of or default under any Credit Document, the Warrant Agreement or the Warrant Registration Rights Agreement or (to the extent it could reasonably be expected to have a Material Adverse Effect) any other Contractual Obligation (considered individually or in the aggregate).

              (ii)   No Event of Default has occurred and is continuing.

              (iii) Each of the Borrowers and Guarantors and the applicable Obligors, with respect to the Collateral provided by such Person, is the legal and beneficial owner of, and has good, marketable and valid title to, the Collateral, and none of the Collateral nor any other property of the Borrowers, Guarantors or Obligors is subject to any Lien other than Permitted Liens (and other than in respect of RFC Collateral). No effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect which is not a Security Document is on file or of record in the office of any Government Instrumentality with respect to any Collateral (other than (A) in respect of RFC Collateral and (B) in respect of the First Union Loan Agreement, which Lien, in the case of (B), shall be released on the Closing Date).

              (iv) The execution, delivery and performance by the Borrowers, Guarantors or any Obligor of the Credit Documents to which it is a party do not and will not (A) violate any Law (including Environmental Laws), (B) violate, or result in a default under, the charter, bylaws, partnership agreement or other constituent documents of the Borrowers, Guarantors or any Obligor, (C) violate, or result in a default under, any Contractual Obligation of any of the Borrowers or Obligors, other than such defaults as would not, individually or in the aggregate, have a Material Adverse Effect, (D) result in or require the creation or imposition of any Lien on (x) the Collateral or (y) other property of the Borrowers, Guarantors or any Obligor other than Liens created under the Security Documents and other than in respect of RFC Collateral or (E) give rise to the need to obtain any Required Approval from any Person that has not been obtained.

          (e) Required Approvals. The Borrowers, Guarantors and Obligors have obtained all Required Approvals required to be obtained at or prior to the time of this representation and warranty in order for the Borrowers, Guarantors, Obligors, the Agent and the Lenders and their respective activities to be in compliance with Applicable Law, and the Borrowers, Guarantors and Obligors have no reason to believe that any of the Required Approvals not yet obtained cannot or will not be obtained in the normal course of business as and when required and without significant expense.

          (f)  Taxes.

               (i) There is and will be no Tax payable or imposed on or by virtue of the execution, delivery, performance or enforcement of the Credit Documents or on any payment to be made by the Borrowers, Guarantors or any Obligor thereunder, other than Lender Income Taxes and normal and customary income taxes payable by the Borrowers, Guarantors and the Obligors upon their income in the jurisdictions in which such income is earned.

               (ii) The Borrowers, Guarantors, Obligors and each of their Subsidiaries have filed in a timely manner all Tax returns required by Law and have paid all Taxes shown to be due and payable on such returns and all other Taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except for any Taxes and assessments (i) the amount of which is not individually or in the aggregate material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrowers, Guarantors, Obligors or Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. The Borrowers and Guarantors know of no basis for any other tax or assessment that could be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrowers, Guarantors and Subsidiaries in respect of Federal, state or other Taxes for all fiscal periods are adequate.

          (g)  Financial Statements.

               (i) Subject to the next sentence, all the financial statements of the Borrowers, Guarantors and their Subsidiaries (as well as all notes and schedules thereto) furnished to the Agent by the Borrowers, Guarantors or their representatives, are true, complete and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP (except as otherwise stated therein) and show all liabilities, direct and contingent, of the Borrowers and their Subsidiaries required to be shown under GAAP. Such financial statements (or drafts thereof) furnished to the Agent on or prior to the date of this Agreement are true and correct in all material respects and have been prepared in accordance with GAAP (other than in respect of required notes and schedules). Subject, as to interim statements, to changes resulting from audits and year-end adjustments, each balance sheet fairly presents the consolidated financial condition of the Borrowers, Guarantors and their Subsidiaries as at the dates thereof, and each profit and loss and surplus (deficit) statement fairly presents the results of the operations of the Borrowers, Guarantors and their Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Borrowers or any of their Subsidiaries since June 30, 1998, and the Borrowers and Guarantors do not know of any reasonable basis for the assertion against the Borrowers, Guarantors or any of their Subsidiaries of any obligation or liability that (A) is not fully reflected in the financial statements furnished to the Agent and (B) is not otherwise permitted by the terms of this Agreement.

               (ii) The Budgets, including all financial projections contained therein, prepared by or on behalf of the Borrowers and delivered by or on behalf of the Borrowers to the Lenders, the Agent or their representatives are based on the assumptions set forth therein, which assumptions were reasonable at the time indicated in such Budgets to have been made (it being understood that the Budgets and any projections or other future events assumed therein are not to be viewed as facts, that actual results may differ from projected or estimated results, and that none of the Borrowers or its officers, directors, advisors or employees shall be liable for the accuracy of the Budgets or such projections or future events). None of the Borrowers, Guarantors or any of their Subsidiaries has any material liability, contingent or otherwise, including any liability for Taxes, or any unusual forward or long term commitments which are not disclosed by, or reserved against in, the Budgets which under GAAP are of a nature and an amount required to be so disclosed or reserved. There are no unrealized or anticipated losses from any unfavorable commitments of any of the Borrowers, Guarantors or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          (h) No Proceedings. There is no pending or, to the knowledge of the Borrowers or Guarantors, threatened action, suit, litigation, investigation, arbitration or other proceeding involving or affecting the Borrowers, Guarantors, any of their Subsidiaries or any of their respective properties or assets before any Government Instrumentality, which could reasonably be expected to have a Material Adverse Effect. None of the Borrowers, Guarantors, the Obligors or any of their Subsidiaries or any of their respective properties or assets is subject to any order, writ or injunction which prohibits, enjoins or limits any aspect of the transactions contemplated by the Credit Documents or which could reasonably be expected to have a Material Adverse Effect.

          (i) No Broker's Fees. The Borrowers have no obligation (direct, indirect, contingent or otherwise) to pay any fee, commission or compensation to any broker, finder or intermediary with respect to or as a result of any transaction contemplated by the Credit Documents.

          (j) Environmental Matters. The Borrowers, Guarantors and their Subsidiaries are in compliance with all Environmental Laws. There are no past, current, pending or threatened Environmental Claims in any way relating to the Borrowers, Guarantors or their Subsidiaries.

          (k) ERISA. None of the Borrowers, Guarantors or any ERISA Affiliate of the same sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any Plan, except for the CGX Communications, Inc. 401(k) Retirement Savings Plan.

          (l) Investment Company Act. None of the Borrowers or any of their Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (m)  Use of Proceeds.

               (i) The proceeds of the Loans have been and will be used only for the purposes described in Section 2.7 and in accordance with the
                              -----------
requirements and conditions of this Agreement.

          (ii) The Borrowers and Guarantors are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used, directly or indirectly, in violation of such regulations.

          (iii) No proceeds of any Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (n)  Collateral.

          (i) The descriptions of the Collateral existing as of the date on which this representation is deemed made contained in the Security Documents are true, correct and complete and are sufficient to describe the Collateral and to create, attach and perfect the Liens intended to be created in such Collateral by the Security Documents.

          (ii) As of the Closing Date, all necessary and appropriate deliveries, notices, recordings, filings and registrations have been effected to perfect First Priority Liens (or, for as long as the obligations under the Receivables Sale Agreement are outstanding, second priority Liens in respect of the RFC Collateral) on the Collateral in favor of the Agent as agent for the Lenders in all relevant jurisdictions, and the Agent as agent for the Lenders has as of the Closing Date, and will continue to have until the Lenders and Noteholders have been repaid in full and released their Liens, subject to the filing of any UCC continuation statements, duly and validly created, attached, perfected and enforceable First Priority Liens (or, for as long as the obligations under the Receivables Sale Agreement are outstanding, second priority Liens in respect of the RFC Collateral) on such Collateral in all relevant jurisdictions.

     (o) Full Disclosure. No representation or warranty of the Borrowers, Guarantors or any Obligor contained in any Credit Document, the Warrant Agreement or the Warrant Registration Rights Agreement or any other document, certificate or written statement furnished to the Agent or any Lender or their representatives by or on behalf of any such person for use in connection with the Credit Documents and such other agreements contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     4.2 Survival. The representations and warranties of the Borrowers, Guarantors and Obligors contained in the Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement, or made by the Borrowers, Guarantors or any Obligor in any certificate, notice or report delivered pursuant to any such document shall survive the Closing Date, the making and repayment of the Loans, the Restructuring Date, the Conversion Date and any transfer or assignment of Notes and converted Notes.

                                   ARTICLE 5

                                   COVENANTS

          5.1 Affirmative Covenants. Each of the Borrowers, Guarantors and Obligors covenant and agree that until the Credit Agreement Termination Date, it will perform and observe each of the following covenants, unless (and then only to the extent) compliance with such covenant has been waived pursuant to Section
                                                                         -------
8.5:
---

          (a) Existence. Other than as a result of the Restructuring, each of the Borrowers, Guarantors and Obligors shall preserve and maintain their existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction in which such qualification is necessary to carry on its current or proposed business and operations or the ownership of its properties except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (b) Subsidiaries. Other than as a result of the Restructuring, each of the Borrowers, Guarantors and Obligors shall cause each of their Subsidiaries to preserve and maintain its respective existence, and its material rights, franchises and privileges and to remain in good standing in the jurisdiction of its formation, and to qualify and remain qualified in good standing in each jurisdiction in which such qualification is necessary to carry on its current or proposed business and operations or the ownership of its properties except, where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (c) Compliance with Laws, Approvals and Obligations. Each of the Borrowers, Guarantors and Obligors shall comply with, and shall cause each of their Subsidiaries to comply in all material respects with, all Applicable Laws, all Required Approvals, the Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement and its other Contractual Obligations. Each of the Borrowers, Guarantors and Obligors shall satisfy before the same become delinquent all Claims other than Claims being contested in good faith by appropriate proceedings with proper reserves established which do not result in the imposition of a Lien prohibited by Section 5.2(c). Each of the Borrowers,
                                       --------------
Guarantors and Obligors shall obtain and maintain in full force and effect all Required Approvals required from time to time except at any time for those obtainable only at a later stage and which will be obtainable in the ordinary course of business prior to the time required.

          (d) Title. Each of the Borrowers and the Obligors shall maintain good and marketable title to the Collateral and shall at all times warrant and defend the title to the Collateral against all Claims.

          (e) Collateral. The Borrowers and Obligors shall take all actions necessary to insure that the Lenders have and continue to have in all relevant jurisdictions until payment in full of all Obligations hereunder, duly and validly created, attached, perfected and enforceable First-Priority Liens in favor of the Agent on behalf of the Lenders on the Collateral (other than, for as long as the obligations under the Receivables Sale Agreement are outstanding, the RFC

Collateral, as to which a second-priority Lien shall be created, attached, perfected and enforceable) (including after-acquired Collateral). The Borrowers and Obligors shall deliver possession of any Collateral to the Agent or its designated agent, immediately upon acquiring rights therein, to the extent the Agent is required to perfect its interest in such Collateral by taking possession thereof.

     (f)  Maintenance of Property; Insurance.

          (i) The Borrowers and Guarantors shall maintain and preserve, and cause their Subsidiaries to maintain and preserve, all of their respective material properties in good working order and condition, ordinary wear and tear excepted and all licenses and permits necessary for the proper conduct of its business as conducted and proposed to be conducted, including, without limitation, the Overvoice License.

          (ii) Each of the Borrowers and Guarantors will, and will cause each of their Subsidiaries to, maintain (either in the name of such Borrower or Guarantor or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance of such types, in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in similar circumstances in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Agent upon request information presented in reasonable detail as to the insurance so carried.

     (g) Taxes. The Borrowers and Guarantors shall file, and shall cause each of their Subsidiaries to file, all Tax returns required by Law in a timely manner and shall pay, and shall cause each of their Subsidiaries to pay, before the same become delinquent all Taxes imposed upon them or upon their respective properties, other than Taxes being contested in good faith by appropriate proceedings with proper reserves established which do not result in the imposition of a Lien prohibited by Section 5.2(e).
                                   --------------

     (h) Records and Inspection Rights. The Borrowers and Guarantors shall keep and maintain true, correct and complete records and books of account, in which complete entries will be made in accordance with GAAP and Applicable Law, reflecting all financial transactions of such Borrower or Guarantor and their Subsidiaries. The Borrowers and Guarantors shall also keep and maintain, and shall cause each Obligor to keep and maintain, true, correct and complete inventories of all Collateral and records of all transactions relating thereto. At any reasonable time and from time to time, the Borrowers, Guarantors and Obligors agree to permit, and shall cause each Subsidiary to permit, the Agent and any agents or representatives thereof, to examine and make copies of and abstracts from such records, books of account and inventories, to visit the properties of the Borrowers and Guarantors and their Subsidiaries and to discuss the affairs, finances and accounts of the Borrowers and Guarantors and their Subsidiaries directly with the Borrowers', Guarantors' and Subsidiaries' auditors and with any of the officers or managers of the Borrowers and Guarantors and their Subsidiaries.

     (i) Reporting Requirements. The Borrowers and Guarantors shall furnish to the Agent:

          (i) as soon as available and in any event within 10 days of the date of this Agreement, financial statements of the Borrowers, Guarantors and their Subsidiaries (as well as all notes and schedules thereto) covering each of three full fiscal years of such Persons ending on December 31, 1997 and the six month period ending on June 30, 1998, that have been prepared in accordance with GAAP (except as otherwise stated therein) and showing all liabilities, direct and contingent, of the Borrowers, Guarantors and their Subsidiaries required to be shown under GAAP.

          (ii) as soon as available (meaning the first date on which such information is provided to any shareholder or creditor of the Borrowers or Guarantors) and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrowers and Guarantors, complete unaudited consolidated financial statements of the Borrowers, the Guarantors and their Subsidiaries, including the balance sheet as of the end of such quarter, and profit and loss statements, statements of shareholders' capital (or retained earnings, if appropriate) and statements of cash flows for such quarter and for the elapsed portion of such fiscal year, in each case prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of footnote disclosures) and setting forth in comparative form the figures for the corresponding period of the previous fiscal year, certified to the Lenders by the chief financial officer of each of the Borrowers and Guarantors;

          (iii) as soon as available (meaning the first date on which such information is provided to any shareholder or creditor of the Borrowers or Guarantors) and in any event within 90 days after the end of each fiscal year of such Borrower or Guarantor, complete audited consolidated financial statements of such Borrower or Guarantor and its Subsidiaries, including the balance sheet as of the end of such fiscal year, and a profit and loss statement, a statement of shareholders' capital (or retained earnings, if appropriate) and a statement of cash flows for such fiscal year, in each case prepared in accordance with GAAP consistently applied and setting forth in comparative form the figures for the previous fiscal year, certified, without material qualifications or limitations as to the scope of the audit by Arthur Andersen LLP or by other independent certified public accountants acceptable to the Lenders;

          (iv) promptly after the sending, filing or receipt thereof, a copy of each material report, notice, certificate, application, demand, request or other communication which the Borrowers or Guarantors or their Subsidiaries send to, file with or receive from any Government Instrumentality;

          (v) such other information respecting the condition, operations or condition (financial or otherwise) of the Borrowers, the Guarantors or of any Subsidiary as the Lenders may from time to time reasonably request; and

          (vi) on or before a date not more than 120 days after the end of each fiscal year of each of the Borrowers and Guarantors ending after the date hereof, and 60 days after the end of each fiscal quarter ending after the date hereof, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of each Borrower and

Guarantor in his/her capacity as an officer of such Borrower and Guarantor, as to compliance herewith, including whether or not, after a review of the activities of each Borrower and Guarantor during such year and of such Borrower's and Guarantor's performance under this Credit Agreement, to the best knowledge, based on such review, of the signers thereof, such Borrower and Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Agreement and the other Credit Documents throughout such year and, if there has been a Default or Event of Default specifying each Default or Event of Default and the nature and status thereof and any actions being taken by the Borrowers or Guarantors with respect thereto.

Notwithstanding the foregoing, after the Restructuring Date, only financial statements of CGX as parent holding company shall be required to be delivered hereunder, provided that this exception shall not apply to other Borrowers or Guarantors added other than in connection with the Restructuring.

          (j) Notice Requirements. The Borrowers and Guarantors shall give the Agent prompt notice of the occurrence of any of the following events:

              (i)    any Default or Event of Default;

              (ii) any default, breach or violation or any potential default, breach or violation under any Contractual Obligation of the Borrowers or Guarantors or any of their Subsidiaries which could reasonably by expected to have a Material Adverse Effect;

              (iii) any other event having a Material Adverse Effect or any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

              (iv) any pending or, to the knowledge of such Borrower or Guarantor, threatened Claim, action, attachment, proceeding, suit, litigation, investigation or arbitration involving or affecting such Borrower or Guarantor or any of its Subsidiaries or any of their respective properties or assets by any Person or before any Government Instrumentality which could reasonably be expected to have a Material Adverse Effect;

              (v) any termination, revocation, suspension or modification of any Required Approval, or any action or proceeding which could reasonably be expected to result in any of the events specified in clauses (i) - (iv) above;

              (vi) the receipt of any management letter or similar communication from such Borrower's or Guarantor's or Subsidiaries' auditors, or the resignation, discharge or change of the Borrower's or Guarantor's or Subsidiaries' auditors;

              (vii) any Environmental Claim or any fact, circumstance or condition (including any release or spill of any Hazardous Substance) that could form the basis of an Environmental Claim with respect to such Borrower or Guarantor or any of its Subsidiaries;

              (viii) any material dispute involving such Borrower or Guarantor or any of its Subsidiaries on the one hand and any Government Instrumentality on the other hand; and

              (ix) such Borrower's or Guarantor's or Subsidiaries' or any ERISA Affiliate's adoption of or participation in any Plan, or intention to adopt or participate in any Plan.

          In each notice delivered pursuant to this Section 5.1(j), such
                                                    --------------
Borrower and Guarantor shall include reasonable details concerning the occurrence that is the subject of such notice as well as such Borrower's or Guarantor's proposed course of action, if any. Delivery of a notice pursuant to this Section 5.1(j) shall not affect such Borrower's or Guarantor's Obligations
     --------------
under any other provision of the Credit Documents.

          (k) Long-term Financing. The Borrowers shall use commercially reasonable efforts to obtain long-term financing, whether through the offering or placement of debt or equity securities or otherwise, in order to effect the prepayment of all outstanding Loans and the termination of any unused portion of the Aggregate Commitment, in each case prior to the Maturity Date.

          (l) Costs. The Borrowers and Guarantors shall bear all costs and expenses involved in complying with their obligations under Article 5.
                                                            ---------

          (m) Pay Obligations to Lenders and Perform Other Covenants. The Borrowers and Guarantors shall make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement and in each of the Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement, all at the times and places and in the manner set forth therein, and (c) except for the filing of the continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all action necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected Liens on the property intended to be covered thereby and having the priority required under this Agreement (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

          (n) Restructuring. Within 30 days after the Closing Date, the Borrowers shall have effected a reorganization whereby CGX shall be a parent holding company of all of the outstanding Capital Stock of Cleartel (which shall have succeeded to all the assets of Cleartel LP) (from and after the Restructuring Date, the term "Cleartel" shall be deemed to refer to Cleartel and Cleartel LP considered as one enterprise), and CAIS (which shall have succeeded to all the assets of CAIS LP) (from and after the Restructuring Date the term "CAIS" shall be deemed to refer to CAIS and CAIS LP considered as one enterprise) (the "Restructuring"). On the Restructuring Date, the Guaranty shall commence to be in full force and effect and enforceable in accordance with its terms, CGX's role shall be that of Guarantor hereunder and under the other Credit Documents, Cleartel and CAIS shall be deemed to be the "Borrowers" and each of CGX, Cleartel and CAIS and their Owners (as defined in the Pledge and Security Agreement) shall execute and deliver to the Agent such documents and instruments as the Agent shall in its sole discretion require to evidence, among other things, the continuing liability for and assumption by Cleartel and CAIS of all of the Borrowers' Obligations in effect prior to the Restructuring and the continuing pledge by CGX and its Owners of all the Capital Stock of CGX, Cleartel and CAIS (provided, however, that revision of Section 8.10(c) shall not be so required). In addition, on the Restructuring Date, there shall be delivered to the Agent all documents evidencing the dissolution (by merger or otherwise) of CAIS LP and Cleartel LP. Upon the effectiveness of the Restructuring none of the Borrowers, Guarantors and other Obligors shall be in breach, violation or default under any of its respective representations, warranties and covenants contained in the Credit Documents. Upon the effectiveness of the Restructuring, all warrants previously issued by Borrowers shall automatically convert into Warrants for shares of common stock of CGX in accordance with the Warrant Agreement.

          (o) Additional Obligors and Guarantors. The Borrowers shall cause each direct or indirect Wholly-Owned Subsidiary not in existence on the date hereof to execute this Agreement as a Borrower, and cause the direct parent of each such Subsidiary to pledge all of the Capital Stock of such Subsidiary pursuant to the Pledge and Security Agreement. From and after the Closing Date, the Borrowers shall cause every holder of its Capital Stock not referenced on the Schedules hereto, except for those holders that own less than 1% of the Capital Stock of such Borrower, to pledge all of such Capital Stock (when and as issued to such holder) pursuant to the Pledge and Security Agreement, except that in the case of Mr. Ammon, such pledge shall occur on or before the Restructuring Date. Each of the Guarantors shall cause any future direct parent of such Guarantor (which is not an individual) to execute the Guaranty as a Guarantor.

          (p) The Borrowers shall cause a Form UCC-3, satisfactory in form and substance to the Agent, by First Union National Bank of Virginia to be filed in all appropriate places.

          5.2 Negative Covenants. The Borrowers, Obligors and Guarantors covenant and agree that, so long as any Lender shall have any Commitment hereunder and until payment in full of all Loans, Notes and other Obligations, it will perform and observe each of the following covenants, unless (and then only to the extent) compliance with such covenant has been waived pursuant to
Section 8.5:

          (a) Business. Neither the Borrowers, Guarantors nor any of their Subsidiaries shall engage in a business which is not substantially the Telecommunications Business. Without the prior written consent of the Lenders, which shall not be unreasonably withheld, (i) none of the Borrowers or Guarantors shall change its name, its legal address, the address of its principal place of business or chief executive office or the location of its books, records and contracts, (ii) the Borrowers and Guarantors shall not adopt or change any trade name or fictitious business name and (iii) none of the Borrowers and Guarantors shall amend any material Contractual Obligation to which it is a party without the prior approval of the Lenders.

          (b)  Mergers and Sales of Assets.

          (i) The Borrowers and Guarantors will not and will not permit any of their Subsidiaries, in a single transaction or through a series of related transactions, to consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or group of

Persons (other than to effect the imposition of Liens under the Credit Documents), unless at the time and after giving effect thereto:

          (1) either (A) the Borrowers and Guarantors or such Subsidiary will be the continuing corporation in the case of a consolidation or merger involving a Borrower, Guarantor or such Subsidiary, as the case may be, or (B) the Person (if other than a Borrower or Guarantor) formed by such consolidation or into which such Borrower, Guarantor or Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Borrower, Guarantor or Subsidiary (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by all relevant documentation in form and substance reasonably satisfactory to the Agent, all the Obligations of such Borrower, Guarantor or Subsidiary, as the case may be, under this Agreement, the Loans and the Notes, the Guaranty, the other Credit Documents and the Warrant Agreement and Warrant Registration Rights Agreement, as the case may be, and the Loans and the Notes, the Guaranty, the other Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement as applicable will remain in full force and effect as so supplemented; provided, however, that the exceptions permitted by this clause
(1) shall not apply to any transaction referred to therein whereby prior to the Restructuring any assets are sold, assigned, conveyed, transferred, or otherwise disposed of to CGX or a consolidation or merger is effected whereby CGX is the surviving corporation;

          (2) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an Obligation of a Borrower or Guarantor or any of their Subsidiaries which becomes the obligation of such Borrower or Guarantor or any of their Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Consolidated Net Worth of such Borrower or Guarantor or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of such Borrower or Guarantor immediately prior to such transaction;

          (4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have confirmed to the Agent's satisfaction that its Guaranty shall apply to such Person's Obligations under the Credit Documents;

          (5) at the time of the transaction if any of the property or assets of the Borrowers, Guarantors or any of their Subsidiaries would thereupon become subject to any Lien, such Lien is a Permitted Lien hereunder;

          (6) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of a Borrower or Guarantor or any of their Subsidiaries that could have a Material Adverse Effect; and

                (7) at the time of the transaction such Borrower, Guarantor or the Surviving Entity will have delivered, or caused to be delivered, to the Agent, in form and substance reasonably satisfactory to the Agent, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction comply with this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (ii) Notwithstanding the foregoing, the provisions of (i) (3) shall not apply to (1) a merger or consolidation between a Borrower or a Guarantor and any of its Subsidiaries or between one or more of its Subsidiaries, and (2) a merger or consolidation of a Borrower or a Guarantor into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of such Borrower or Guarantor within the United States of America.

          (iii) In the event of any transaction (other than a lease) described in and complying with the conditions listed in (i) in which a Borrower or Guarantor is not the surviving Person, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of such Borrower or Guarantor and such Borrower or Guarantor shall be discharged from all of its Obligations and covenants under this Agreement, the Loans, the Notes, the Guaranty, the Pledge and Security Agreement, the other Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement, as the case may be.

          (iv) The Borrowers and Guarantors will not, and will not permit any Subsidiary, directly or indirectly, whether in a single transaction or a series of related transactions, to consummate an Asset Sale unless (1) no Default or Event of Default has occurred or would occur as a result thereof, (2) at least 75% of the consideration from such Asset Sale is received in cash or other comparable consideration (as described below), and (3) the Borrowers and Guarantors or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale. Such determination of Fair Market Value shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $1.0 million. No later than the date of such Asset Sale, the Borrowers and Guarantors shall deliver to the Agent an Officer's Certificate stating that such Asset Sale is permitted hereby and setting forth the basis upon which the calculations required above were computed, together with a copy of any fairness opinion or appraisal required hereby. The following types of consideration shall be deemed "comparable consideration" for the purposes of this covenant: (A) Cash Equivalents, (B) liabilities (contingent or otherwise) of such Borrower, Guarantor or Subsidiary assumed by the transferee (or its designee) such that such Borrower, Guarantor or Subsidiary has no further liability therefor, and
(C) any securities, notes or other obligations received by such Borrower, Guarantor or Subsidiary from such transferee that are immediately converted by such Borrower, Guarantor or Subsidiary into cash. Such Borrowers, Guarantors or Subsidiaries shall within 180 days of the Asset Sale use the Net Cash Proceeds to invest in property and other assets that will be used only in the Telecommunications Business or to permanently repay the Loans or Notes, as the case may be. The amount of such Net Cash Proceeds required to be so applied or invested during such 180 day period and not so applied or invested constitutes "Excess Proceeds". When the aggregate amount of Excess Proceeds equals or exceeds $1.5 million, such Borrower or Guarantor, as the case may be, will apply the Excess Proceeds to the repayment of the Loans or

Notes as the case may be as follows: The Borrowers or Guarantors, as the case may be, will make an offer to purchase (an "Offer") on a pro rata basis, from all Lenders or Noteholders, in accordance with the procedures set forth herein, in the aggregate maximum principal amount (expressed as a multiple of $1,000) of Loans or Notes plus accrued and unpaid interest, that may be purchased out of such Excess Proceeds. The offer price for the Loans or Notes will be payable in cash in an amount equal to 100% of the principal amount of the Loans or Notes plus accrued and unpaid interest, if any, to the date such Offer is consummated (the "Offered Price"). If the aggregate principal amount of Loans or Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Loans or Notes to be purchased shall be purchased on a pro rata basis. Upon the completion of the purchase of all the Loans or Notes tendered pursuant to an Offer the amount of Excess Proceeds, if any, shall be reset at zero. If a Borrower or Guarantor becomes obligated to make an Offer pursuant hereto, the Loans or Notes shall be purchased by the Borrowers or Guarantors, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Borrowers or Guarantors to comply with the applicable requirements under the Exchange Act. The Borrowers and Guarantors will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          (c) Liens. The Borrowers, Obligors and Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Lien upon or with respect to any tangible or intangible property or asset of the Borrowers and Guarantors, or such Subsidiary now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except that the foregoing restrictions shall not apply to the following ("Permitted Liens"):

              (i)   the Security Document Liens;

              (ii) Liens for Taxes, if such Taxes (1) are not at the time delinquent and thereafter can be paid without penalty, or (2) are being contested in good faith by appropriate proceedings promptly initiated and diligently pursued with proper reserves established and such Liens have been bonded over and do not involve any risk that a significant interest in or right to the Collateral may be sold, lost or forfeited or that any Security Document Lien may be impaired;

              (iii) carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens imposed by Law and arising in the ordinary course of the Borrowers', Guarantors' or such Subsidiary's business, if such Liens have been bonded over and either (1) are not filed of record and are not delinquent or (2) are being contested in good faith by appropriate proceedings with proper reserves established and have not proceeded to judgment and do not involve any risk that a significant interest in or right to the Collateral may be sold, lost or forfeited or that any Security Document Lien may be impaired;

              (iv) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits or similar legislation (other than Liens imposed by ERISA);

          (v) Liens with respect to which (1) the aggregate principal amount of the Indebtedness (not constituting Capital Lease Obligations) at any one time outstanding and secured by Liens permitted by this clause shall not exceed $200,000, (2) the aggregate amount of the Indebtedness (constituting Capital Lease Obligations) at any one time outstanding and secured by Liens permitted by this clause shall not exceed $1,500,000, so long as in either case of clauses
(1) or (2) such Indebtedness shall not otherwise be prohibited by the terms of this Agreement; and

          (vi)  Liens arising under the Receivables Sale Agreement; and

          (vii) Liens in favor of a Borrower or Guarantor.

     If foreclosure or enforcement of any Lien upon the Collateral or any part thereof is at any time initiated, the Agent shall have the right, but not the obligation, to take any action it shall deem appropriate, including payment of the obligation secured by such Lien, and the Borrowers shall immediately upon demand reimburse the Agent for all sums expended by the Agent in taking any such action. Any amounts not reimbursed upon demand shall bear interest at the Default Rate and shall be obligations secured by the Security Document Liens.


     (d) Indebtedness. The Borrowers and Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness of the Borrowers under the Loans, Notes and the other Credit Documents;

          (ii)  Capital Lease Obligations;

          (iii) Indebtedness that is incurred to immediately repay all outstanding Indebtedness and other Obligations under the Credit Documents and to reduce the Commitment of the Lenders hereunder to $0;

          (iv) Indebtedness permitted under the Receivables Sale Agreement pursuant to Section 5.2(k);

          (v) Indebtedness of the Borrowers under the Shareholder Promissory Notes; and

          (vi) Subordinated Indebtedness of (A) any Subsidiary owed to and held by a Borrower, a Guarantor or one of their Subsidiaries; or (B) a Borrower or Guarantor owed to and held by one of their Subsidiaries.

     (e) Lease Obligations. The Borrowers and Guarantors will not create or suffer to exist any obligations for the payment of rent for any property under operating leases or agreements to lease having a term of one year or more other than (i) such operating leases (and agreements) existing on the date of this Agreement (including any extensions, amendments, supplements or renewals thereof) and (ii) additional such operating leases and agreements so long as the direct or contingent liabilities of the Borrowers and Guarantors and in respect of all such obligations created after the date of this Agreement in accordance with this clause (ii) and payable in any calendar year will not exceed $1,000,000.

          (f) Distributions. The Borrowers and Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make, declare or pay any distributions, dividends or returns of capital in respect of, or purchase, retire, redeem or otherwise acquire for value any of their Capital Stock now or hereafter outstanding, or make any distribution of assets or property to their shareholders as such. The Borrowers and Guarantors shall not make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment, mandatory redemption payment or other stated maturity, any Indebtedness of such Borrowers, Guarantors or their Subsidiaries that is subordinate or junior in right of payment (whether pursuant to its terms or by operation of law) to the Loans, Notes or the Guaranty, as the case may be.

          (g) Transactions with Affiliates and Third Parties. Without the consent of the Lenders, the Borrowers and Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of such Borrower, Guarantor or Subsidiary or any beneficial owner of 5 percent or more of the Capital Stock or other ownership interest of any of the foregoing entities at any time outstanding (each of the foregoing being "Interested Persons"), unless (a) such transaction or series of related transactions is entered into in good faith and on terms that are no less favorable to such Borrower, Guarantor or Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000, other than in connection with the Restructuring, such Borrower, Guarantor or Subsidiary has obtained an opinion from an independent financial advisor stating that the terms of such transaction or series of transactions are fair to such Borrower, Guarantor or Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,000,000, such Borrower, Guarantor or Subsidiary, as the case may be, shall have delivered an Officer's Certificate to the Agent certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the disinterested members of the Board of Directors of such Borrower, Guarantor or Subsidiary.

          (h) Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes described in Section 2.7 and in accordance with the
                                   -----------
requirements and conditions of the Credit Documents.

          (i) Auditors. The Borrowers and Guarantors shall not discharge or change their auditors without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. The Borrowers and Guarantors shall not change their fiscal years.

          (j) Publicity. The Borrowers and Guarantors shall not issue, or consent to the issuance of, any press release, announcement or advertisement that refers to the financing contemplated by the Credit Documents without the prior written consent of the Agent.

          (k) The Receivables Sale Agreement. The Receivables Sale Agreement shall not be amended, outstanding Indebtedness thereunder shall not exceed $5,500,000, and the obligations thereunder shall not be prepaid, without the prior written consent of the Lenders and Noteholders, as the case may be.

          (l) Perfection. The Borrowers, Obligors and Guarantors shall not change their name or address or do any other act in such a manner that would adversely affect the Liens or the perfection of the Liens in favor of the Agent under the Security Documents without the prior written consent of the Lenders, which shall not be unreasonably withheld.

                                   ARTICLE 6

                               EVENTS OF DEFAULT

          6.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

          (a)  Any principal of any Loan or Note shall not be paid when due.

          (b) Any interest on any Loan or Note or any fee or other amount (including premiums and make-whole amounts) payable under any Credit Document (other than amounts described in clause (a) above) shall not be paid within five days after such interest, fee, or other amount is due.

          (c) Any representation or warranty made by or on behalf of a Borrower, Guarantor or any other Obligor (or any of their respective officers or representatives) in any Credit Document, the Warrant Agreement or the Warrant Registration Rights Agreement or in any certificate, financial statement, or other document furnished pursuant to or in connection with any such document or the transactions contemplated hereby shall prove to have been incorrect in any material respect at the time it was made, deemed to have been made, or confirmed.

          (d) A Borrower, Guarantor or any other Obligor shall fail to perform or observe (i) any term or covenant contained in Sections 5.1(e), 5.1(j), 5.1(n)
                                                 -------------------------------
or 5.2 of this Agreement or the Guaranty or (ii) any other covenant, agreement
------
or other obligation contained in this Agreement, any other Credit Document, the Warrant Agreement or the Warrant Registration Rights Agreement (other than those contained in paragraphs (a), (b) or (c) above) to be performed or observed by it, and, in the case of clause (ii) only, such failure shall remain unremedied for 10 days after written notice thereof has been given to such Person by the Agent or any Lender or Noteholder.

          (e) The Security Documents shall for any reason cease to create perfected, valid and enforceable First-Priority Liens on the Collateral (or second-priority Liens in respect of the RFC Collateral), or a Borrower, Guarantor or any other Obligor shall so state in writing.

          (f) The Guaranty or any material provision of any Credit Document, the Warrant Agreement or the Warrant Registration Rights Agreement shall (i) be terminated, repudiated, or declared to be invalid by a Borrower, Guarantor or any other Obligor, as applicable, (ii) be declared by a court or Government Instrumentality of competent jurisdiction to be void, voidable or unenforceable, or (iii) for any reason cease to be valid and binding and of full force and effect.

          (g) A Borrower, Guarantor, or a Subsidiary thereof shall fail to pay any Indebtedness (other than Indebtedness evidenced by the Loans, Notes, Guaranty or arising under the other Credit Documents), or any interest or premium thereon, when due (after giving effect to any applicable grace periods), or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to permit the exercise of any remedies against such Person or any of their respective properties, whether or not such default or event shall be waived by the holders or trustees for such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          (h) A final judgment or order for the payment of money in excess of $500,000 shall be rendered against a Borrower, Guarantor, or a Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of 60 days.

          (i) A Bankruptcy Event shall occur with respect to a Borrower, Guarantor, an Obligor owning more than 10% of the Capital Stock of a Borrower or a Guarantor, or a Subsidiary thereof.

          (j) Excluding the events described in paragraph (i) above, any seizure, compulsory acquisition, expropriation or nationalization of any assets of a Borrower, Guarantor, or any Subsidiary thereof for which there is not paid Fair Market Value and where the seizure, compulsory acquisition, expropriation or nationalization (whether by an outright taking or by confiscatory tax or other policies), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (k)  A Change of Control shall have occurred.

          6.2 Remedies. (a) Acceleration. Upon the occurrence of an Event of Default described in Section 6.1(i), the Commitments of the Lenders shall
                     --------------
forthwith terminate, the Loans (and the converted Notes, as applicable), all interest thereon and all other amounts payable under the Guaranty and the other Credit Documents shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence and during the continuance of any other Event of Default other than an Event of Default in respect of the Loans described in Section 6.1(a) or (b) as to which a Conversion shall have been effected contemporaneously therewith (and as to clause (b) only in respect of non-payment of interest due on the Maturity Date of the Loans on March 4, 1999), the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, (i) declare the Commitments of each Lender to be terminated, whereupon the same shall forthwith terminate, and
(ii) declare the converted Loans and Notes, as applicable, all interest thereon and all other amounts payable under the Credit Documents to be forthwith due and payable, whereupon such Loans and Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

          (b) Conversion Event. Upon the occurrence of an Event of Default described in Section 6.1(a) or (b) (as to clause (b) only in respect of accrued and unpaid interest as of the Maturity Date of the Loans on March 4, 1999), a Conversion Event shall be deemed to have occurred whereby the outstanding unpaid principal, interest, premium and all other amounts due on the Loans or under the Credit Documents shall be converted into the principal amount of converted Notes in accordance with Section 2A.1.

          (c) Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Loans or Notes have become or have been declared immediately due and payable under Section 6.2, the Lenders or Noteholders may proceed to protect and enforce their rights by any action at law, suit in equity or other appropriate Loan or Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          (d) Rescission.   At any time after any Loans or Notes have been
declared due and payable pursuant to clause (a) or clause (c) of Section 6.2, the Majority Lenders by written notice to the Borrowers (Issuers), may rescind and annul any such declaration and its consequences if (a) the Borrowers (Issuers) have paid all overdue interest on the Loans and Notes, all principal of and premium, if any, due and payable on any Loans and Notes other than by reason of such declaration, and all interest on such overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Loans and Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived under this Agreement, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Loans or Notes. No recission and annulment under the Section 6.2(d) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          (e) No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the party of any Lender or Noteholder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Lender or Noteholder upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Borrowers elsewhere in this Agreement, the Borrowers (Issuers) will pay to the Lenders and Noteholders on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such Lender or Noteholder incurred in any enforcement or collection under this Article 6, including, without limitation, reasonable
                      ---------
attorneys' fees, expenses and disbursements.

                                   ARTICLE 7

                                   THE AGENT

          7.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no duties, responsibilities, obligations or liabilities other than those expressly set forth in the Credit Documents, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of the Credit Documents or imposed on the Agent. As to matters not expressly provided for by this Agreement or the other Credit Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all the Lenders and all Noteholders, provided that the Agent shall in no event be required to take any action which exposes the Agent to personal liability, which is contrary to the Credit Documents or Law or with respect to which the Agent does not receive adequate instructions or full indemnification from the Lenders or Noteholders. The provisions of this Article 7 are solely
                                                         ---------
for the benefit of the Agent, its agents and their respective Affiliates and the Lenders and Noteholders. The Agent has no duties or relationship of trust or agency with or to the Borrowers, the Guarantors, Obligors, their Subsidiaries or their respective Affiliates.

          7.2 Delegation of Duties. The Agent may delegate any of its responsibilities or duties under the Credit Documents to one or more agents and shall not be liable for the negligence or misconduct of any agent selected by it with reasonable care.

          7.3 Agent's Reliance. None of the Agent, its agents or any of their respective Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Credit Documents, except that each shall be liable for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no representation or warranty to any Lender and shall not be responsible to any Lender for any statements, representations or warranties made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Credit Documents or to inspect the books and records or any other property of the Borrowers, Guarantors or their Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other document or instrument furnished pursuant thereto, or for the failure of any Person to perform its obligations under any Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document or otherwise by acting upon any notice, consent, waiver, certificate or other writing or instrument (including facsimiles, telexes, telegrams and cables) believed by it to be genuine and signed or sent by the proper Person or Persons.

          7.4 Notice of Default. The Agent shall not be deemed to have knowledge or notice of any Default or Event of Default unless and until it has received written notice from a Lender or a Borrower referring to this Agreement, describing the Default or Event of Default and stating that such notice is a "notice of default".

          7.5 Agent as Lender. With respect to its Commitments, the Loans funded by it and the Notes issued to it, ING (U.S.) Capital Corporation shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Agent; and, unless otherwise expressly indicated, the term "Lender" or "Lenders" shall include ING (U.S.) Capital Corporation in its individual capacity. ING (U.S.) Capital Corporation and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrowers, the Guarantors and their Affiliates, and any Person who may do business with or own securities of the Borrowers, the Guarantors or any of their Affiliates, all as if ING (U.S.) Capital Corporation were not the Agent and without any duty to account therefor to the Lenders.

          7.6 Credit Decisions. Each Lender acknowledges that neither the Agent nor any of its Affiliates has made any representations or warranties with respect to the Borrowers or any other matter, and agrees that no review or other action by the Agent or any of its Affiliates shall be deemed to constitute any such representation or warranty. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on the financial statements referred to in Section 4.1(g) and such other
                                           --------------
documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents to which it is party. Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents. The Agent shall have no obligation to provide to any Lender any information or documents concerning the Borrowers or any other Person or matter that may come into the Agent's possession or to obtain any such information or documents, provided that the Agent shall deliver to the Lenders information and documents actually received by the Agent from the Borrowers pursuant to the Credit Documents for distribution to the Lenders.

          7.7 Indemnification. The Lenders agree to indemnify the Agent, its agents and their respective Affiliates (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of the Lenders (or if no Notes are at the time outstanding, ratably according to the respective amounts of the Lenders' Commitments), from and against any and all Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, its agents or their respective Affiliates by any Person (including any Lender) in any way relating to or arising out of (a) any Credit Document, (b) any action taken or omitted by the Agent or any Lender, (c) any claim for brokerage fees or commissions in connection with any transaction contemplated by the Credit Documents, (d) any Claim based on any misstatement or inaccuracy in or omission from any disclosure provided by the Borrowers, the Guarantors or their representatives in connection with the syndication of the Loans or the resale of the Notes, (e) the existence, use, generation, manufacture, handling, processing, storage, release, transportation, removal, disposal or clean-up thereof of any Hazardous Substance by the Borrowers, the Guarantors, any of their Subsidiaries or any of their respective Affiliates or (f) any Environmental Claim asserted against or relating to the Borrowers, the Guarantors, any of their Subsidiaries or any of their respective Affiliates or any actual or alleged violation of any Environmental Law by any of such Persons, provided that no Lender shall be liable to any Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for such Lender's ratable share of any cost, expense or Tax described in Section 8.11 incurred by or
                                               ------------
imposed on the Agent for which the Agent does not receive reimbursement from the Borrowers or Guarantors. Payment by an indemnified party shall not be a condition precedent to the obligations of the Lenders under this indemnity.
This Section 7.7 shall survive the Closing Date, the making and repayment of the
     -----------
Loans and any transfer or assignment of Notes.

          7.8 Successor Agent. The Agent may resign at any time by giving at least 30 days' prior written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted its appointment within 30 days after the resignation or removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the Laws of the United States or of any State thereof and shall have a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent, the successor Agent shall thereupon succeed to and be vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents. After any retiring Agent's resignation or removal, the provisions of this Article 7 shall inure to its
                                               ---------
benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                   ARTICLE 8

                              GENERAL PROVISIONS

          8.1 Counterparts. Each of the Credit Documents may be executed in any number of counterparts and by the different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.2 Integration. The Credit Documents, the Warrant Agreement and the Warrant Registration Rights Agreement contain the complete agreement among the Borrowers, the Guarantors, the Obligors, the Lenders, the Noteholders and the Agent with respect to the matters contained therein and supersede, except with respect to a commitment letter agreement between ING (U.S.) Capital Corporation and the Borrowers, all prior commitments, agreements and understandings, whether written or oral, with respect to the matters contained therein.

          8.3 Severability. Any provision of any Credit Document which is invalid or prohibited in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of such Credit Document to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision of such Credit Document or of any other Credit Document, or of such provision in other jurisdictions. The parties agree to replace any provision which is ineffective by operative of this Section 8.3 with
                                                                -----------
an effective provision which as closely as possible corresponds to the spirit and purpose of such ineffective provision and the affected Credit Document as a whole.

          8.4 Further Assurances. At any time and from time to time upon the request of the Agent, the Borrowers, the Guarantors and Obligors shall execute and deliver such further documents and instruments and do such other acts as the Agent may reasonably request in order to effect fully the purposes of the Credit Documents, to create, perfect, maintain and preserve Liens of the priority required herein on the Collateral in favor of the Agent, and to provide for the payment of the Loans, Notes and the other Obligations of the Borrowers, Guarantors and Obligors in accordance with the terms of the Credit Documents (provided, however, that revision of Section 8.10(c) hereof shall not be required by the Agent hereby). The Borrowers and Guarantors irrevocably
                                -------------                -----------
constitute and appoint the Agent, with full power of substitution, as the
-------------------------------------------------------------------------
Borrowers', Obligors' and Guarantors' true and lawful attorney-in-fact, in the
----------                            ----------------------------------------
name and on behalf of the Borrowers, Obligors and Guarantors and at the
-----------------------------------
Borrowers', Obligors' and Guarantors' expense, to execute and deliver any
----------                            -----------------------------------
documents and instruments and to do and to perform any acts such as are referred
--------------------------------------------------------------------------------
to in this Section 8.4, whether or not an Event of Default has occurred and
---------------------------------------------------------------------------
without notice to or the consent of the Borrowers, Obligors or Guarantors.  This
-------------------------------------------------                           ----
power of attorney is coupled with an interest and is not revocable.
------------------------------------------------------------------

          8.5 Amendments and Waivers. No amendment or waiver of any provision of any Credit Document, the Warrant Agreement or the Warrant Registration Rights Agreement, or consent to any departure by the Borrowers or Guarantors or Obligors therefrom, shall be effective unless it is in writing and signed by the Majority Lenders, provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

(a) increase any Commitment or subject the Lenders to any additional obligation,
(b) reduce the principal of, or interest on, the Loans or any fees payable under the Credit Documents, (c) postpone any date fixed for the payment of principal of, or interest on, the Loans or any fees payable under the Credit Documents,
(d) release a material portion of the Collateral, (e) amend or waive the provisions of Sections 8.5 or 8.7(b) or (f) change the definition of "Majority
              -------------   ------
Lenders". A waiver or consent granted pursuant to this Section 8.5 shall be
                                                       -----------
effective only in the specific instance and for the specific purpose for which it is given.

          8.6 No Waiver; Remedies Cumulative. The waiver of any right, breach or default under any Credit Document by the Agent or any Lender must be made specifically and in writing. No failure on the part of the Agent or any Lender to exercise, and no forbearance or delay in exercising, any right under any Credit Document shall operate as a waiver thereof; no single or partial exercise of any right under any Credit Document shall preclude any other or further exercise thereof or the exercise of any other right; and no waiver of any breach of or default under any provision of any Credit Document shall constitute or be construed as a waiver of any subsequent breach of or default under that or any other provision of any Credit Document. No notice to or demand upon the Borrowers shall entitle the Borrowers to any further, subsequent or other notice or demand in similar or any other circumstances. Each of the rights and remedies of the Agent and the Lenders under the Credit Documents is cumulative and not exclusive of any other right or remedy provided or existing by agreement or under Law.

          8.7  Successors and Assigns.

          (a) Each Credit Document shall be binding upon and inure to the benefit of the parties thereto and all future holders of Notes and their respective successors and permitted assigns.

          (b) Other than in connection with effectuating the Restructuring, the Borrowers shall not have the right to assign their respective rights or interests, or delegate their respective duties or obligations, under any Credit Document without the prior written consent of all the Lenders.

          (c) The Lenders shall have the right to syndicate or transfer all or any part of their respective Commitments to other financial institutions only upon receipt of (except if the transfer is to another existing Lender hereunder) the prior written consent of the Agent and the prior written consent, (such consent not to be unreasonably withheld) of the Borrowers. In connection with each such transfer, the transferring Lender and its transferee shall execute and deliver a supplement to this Agreement in a form acceptable to the parties.
Upon delivery of such supplement to the Borrowers and the Agent, the transferee shall become a "Lender" under the Credit Documents with all of the attendant rights, benefits and obligations; the respective Pro Rata Share of the transferring Lender and its transferee shall be appropriately adjusted; and the Borrowers shall execute and deliver to the transferring Lender and its transferee replacement Notes reflecting their respective Pro Rata Share. The Note or Notes being replaced shall be canceled and returned to the Borrowers. Each replacement Note shall have endorsed thereon the disbursements, payments and amount outstanding thereunder. After any such transfer, the transferring Lender shall have no obligations with respect to the portion of its Commitments transferred. The transferring Lender shall pay to the Agent a processing and recording fee of

$3,000. Notwithstanding the foregoing, transfers and exchanges of converted Notes shall be governed by Section 2A.12 and not by this clause (c).
                           -------------

          (d) The holder of any Note or Commitment shall have the right to grant participations in such Note or Commitment to any Person on such terms and conditions as shall be determined by such holder in its sole and absolute discretion, provided that no such grant of participations shall release any Lender from its obligations hereunder.

          (e) Each Lender shall have the right to assign and pledge all or any portion of the obligations owing to it under the Credit Documents to any Federal Reserve Bank or to the United States Department of the Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by the Federal Reserve System, provided that no such collateral assignment shall release any Lender from its obligations hereunder.

          (f) Each Lender represents and warrants to the Agent, each other Lender and the Borrowers that in making Loans hereunder such Lender will be acquiring the Notes issued to it for the purpose of investment and not with the view to, or for sale in connection with, any distribution in violation of the Securities Act of 1933, as amended.

          8.8 No Agency. The Borrowers are not agents or representatives of the Agent or any Lender and are not authorized to act on behalf of or bind the Agent or any Lender in any way.

          8.9 No Third Party Beneficiaries. Except as otherwise expressly stated therein, each Credit Document is intended to be solely for the benefit of the parties thereto and their respective successors and permitted assigns and is not intended to and will not confer any rights or benefits on any third party.

          8.10 Nonrecourse. The Loans are the obligations solely of the Borrowers, and the Lenders will have (a) access only to the Collateral and the
                                                ----
assets of the Borrowers for repayment, (b) recourse against the Guarantors only
                                                                           ----
to the extent of their obligations under the Guaranty and any other Document to which they are a party and with respect to any Collateral pledged by them and
(c) recourse to each other Obligor only with respect to any Collateral required
                                   ----
to be pledged by it and no claim shall be otherwise made against such other Obligor under this Agreement.

          8.11 Costs, Expenses and Taxes. The Borrowers agree to pay to the Agent and (as to enforcement only) the Lenders on demand all costs, expenses and Taxes (other than withholding Taxes (which will be governed by Section 2.11(a), or Lender Income Taxes) incurred or arising in connection with the preparation, documentation, negotiation, execution, delivery, funding, syndication, administration or enforcement of the Credit Documents or the transactions contemplated thereby or effected pursuant thereto. Such costs, expenses and Taxes shall include (a) all fees, costs and expenses arising or incurred in connection with the syndication of the Loans, up to an aggregate of $10,000, (b) all fees of, and expenses incurred by, Lenders' Counsel and all other advisers and consultants engaged pursuant to the Credit Documents, (c) all Taxes and all filing and recordation fees and expenses payable in order to create, attach, perfect, continue and enforce the Liens of the Security Documents, (d) all fees, costs, expenses, Taxes and insurance premiums incurred in connection the protection, maintenance, preservation, collection, liquidation or sale of, or foreclosure or realization upon, any Collateral or RFC Collateral, and (e) all attorneys' fees and expenses and other costs incurred in connection with (i) complying with any subpoena or similar legal process relating in any way to any Credit Document, the Borrowers, the Guarantors, Obligors or any Subsidiaries thereof, (ii) determining the rights and responsibilities of the Agent or the Lenders under the Credit Documents, (iii) any enforcement, amendment or restructuring of, or waiver or consent under, under any Credit Document, (iv) foreclosure or realization upon any Collateral or RFC Collateral or (v) any bankruptcy, insolvency, receivership, reorganization, liquidation or similar proceeding or any appellate proceeding involving, the Borrowers, the Guarantors, Obligors or any Subsidiaries thereof. The Borrowers agree to make the payments required under this Section 8.11
                                                             ------------
regardless of whether the transactions contemplated by the Credit Documents are consummated and hereby indemnify the Agent and the Lenders for all liabilities resulting from any failure or delay in making any payment required under this
Section 8.11. The Borrowers' obligations under this Section 8.11 will constitute
------------                                        ------------
Obligations secured by the Security Document Liens.

          8.12 Indemnity. The Borrowers agree to indemnify the Lenders, the Agent and their respective Affiliates from and against any and all Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them or any one or more of them by any Person (including any Lender) in any way relating to or arising out of (a) any Credit Document, (b) any action taken or omitted by them or any one or more of them pursuant to any Credit Document, (c) any claim for brokerage fees or commissions in connection with any transaction contemplated by the Credit Documents, (d) any claim based on any misstatement or inaccuracy in or omission from any disclosure provided by the Borrowers or their representatives in connection with the syndication of the Loans, (e) the existence, use, generation, manufacture, handling, processing, storage, release, transportation, removal, disposal or clean-up thereof of any Hazardous Substance by the Borrowers, any of their Subsidiaries or any of their respective Affiliates or
(g) any Environmental Claim asserted against or relating to the Borrowers, any of their Subsidiaries or any of their respective Affiliates or any actual or alleged violation of any Environmental Law by any of such Persons, provided that the Borrowers shall not be liable to any Person for any portion of such Claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Payment by an indemnified party shall not be a condition precedent to the obligations of the Borrowers under this indemnity. This
Section 8.12 shall survive the Closing Date, the making and repayment of the
------------
Loans and any transfer or assignment of Notes.

          8.13 Right of Set-off. Upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Borrowers or Guarantors, as the case may be (any such notice being expressly waived by the Borrowers or Guarantors), to set off and apply any and all deposits (general or special, time or demand) at any time held and other indebtedness at any time owing by such Lender (at any of its offices, branches or agencies, wherever located) to or for the credit or the account of the Borrowers or Guarantors against any and all of the Obligations, irrespective of whether or not such Lender or the Agent shall have made any demand under any Note or any other Credit Document, and although such obligations may be continuing or unmatured. Each Lender agrees to notify the Borrowers and Guarantors promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 8.13 are in addition
                                                  ------------
to all other rights and remedies (including other rights of set-off) which the Lenders may have.

          8.14 Sharing of Payments. Each Lender agrees that if as of any date it obtains any payment (whether by voluntary payment, realization upon security, exercise of the right of set-off or banker's lien, counterclaim or cross action or otherwise) on account of the Note or Notes held by it in excess of its Pro Rata Share of all payments on account of the Notes obtained by the Lenders, it will purchase for cash without recourse or warranty from the other Lenders interests in their Notes in such amounts as shall result in a proportional participation by all of the Lenders in such excess payment. If any of such excess payment is subsequently recovered from such purchasing Lender, any purchases of interests in Notes shall be rescinded and the purchase prices restored to the extent of such recovery, in each case without interest. The Borrowers agree that any Lender purchasing an interest in a Note pursuant to this Section 8.14 may exercise all its rights of payment (including the right of
     ------------
set-off) with respect to such interest as fully as if such Lender were the direct creditor of the Borrowers in the amount of such interest. This Section
                                                                       -------
8.14 is for the sole benefit of the Lenders and shall not confer any rights upon
----
the Borrowers.

          8.15 Governing Law. Each Credit Document, except to the extent provided otherwise therein, will be governed by, and construed in accordance with, the Laws of the State of New York, other (to the greatest extent permissible by law) conflict of laws principles that would apply the Laws of another jurisdiction.

          8.16 Waiver of Presentment, Demand, Protest and Notice. The Borrowers, Guarantors and other Obligors irrevocably waive presentment, demand, protest, and, to the extent permitted by Applicable Law, notice of any kind in connection with any Credit Document or any Collateral.

          8.17  (Intentionally omitted.)

          8.18 Waiver of Jury Trial. THE BORROWERS, GUARANTORS, OBLIGORS, THE AGENT AND THE LENDERS WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY CREDIT DOCUMENT, ANY TRANSACTION CONTEMPLATED THEREBY OR EFFECTED PURSUANT THERETO, ANY DEALINGS OR COURSE OF DEALING BETWEEN OR AMONG THEM RELATING IN ANY WAY TO THE SUBJECT MATTER OF THE CREDIT DOCUMENTS OR ANY STATEMENTS OR ACTIONS OF ANY OF THEM OR THEIR AFFILIATES. Each of the parties acknowledges and agrees that this waiver is a material inducement to enter into the business relationship contemplated by the Credit Documents and that each has relied on this waiver in entering into the Credit Documents to which it is a party and will continue to rely on this waiver in its future dealings with the other parties. The scope of this waiver is intended to be all-encompassing, and this waiver shall apply to all Claims, of any nature whatsoever, whether deriving from contract, arising by law, based on tort or otherwise. THE BORROWERS, GUARANTORS, OBLIGORS, THE AGENT AND

THE LENDERS HAVE MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND THIS WAIVER SHALL BE IRREVOCABLE. THIS WAIVER SHALL ALSO APPLY TO ALL AMENDMENTS, SUPPLEMENTS, RESTATEMENTS, EXTENSIONS AND MODIFICATIONS OF ANY CREDIT DOCUMENT AS WELL AS TO ANY CREDIT DOCUMENT ENTERED INTO AFTER THE DATE OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          8.19 Consent to Jurisdiction. The Borrowers, Obligors and Guarantors hereby irrevocably submit to the jurisdiction of any New York state or (to the extent that such court would have subject matter jurisdiction) United States federal court sitting in New York City over any action or proceeding arising out of or relating to any Claim, and the Borrowers, Obligors and Guarantors hereby irrevocably agrees that all Claims in respect of such action or proceeding may be heard and determined in such New York state or United States federal court. The Borrowers, Obligors and Guarantors irrevocably waive any objection which they may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any such action or proceeding brought in any such New York state or United States federal court has been brought in an inconvenient forum. The Borrowers, Obligors and Guarantors irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrowers, Obligors and Guarantors at the respective addresses set forth on the signature pages to this Agreement. The Borrowers, Obligors and Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 8.19 shall affect the right of the Agent and the Lenders
                ------------
to serve legal process in any other manner permitted by Law or affect the right of the Agent and the Lenders to bring any action or proceeding against the Borrowers and Guarantors or their property in the courts of any other jurisdiction.

          8.20 Confidentiality. The Borrowers, Obligors and Guarantors, the Agent and the Lenders agree to use reasonable efforts to keep confidential the Credit Documents and each document and all information which is delivered to them by another party to this Agreement and marked "confidential". Notwithstanding the foregoing, each party shall be permitted to disclose confidential documents and information (a) to another party, (b) to its Affiliates, advisers and consultants, (c) to prospective participants or prospective purchasers or transferees of interests in Notes and their respective Affiliates, advisers and consultants, (d) to any Government Instrumentality having jurisdiction over such party, (e) in response to any subpoena or other legal process or to comply with Law, (f) to the extent reasonably required in connection with any litigation to which such party is a party, (g) to the extent reasonably required in connection with the exercise of its rights or remedies under any Credit Document, (h) to the extent such documents or information already have been publicly disclosed by another Person and (i) and in any public or private offering of debt or equity securities where disclosure is required by law or is deemed by the Borrowers to be material to the offerees. Each prospective participant, purchaser and transferee and each adviser and consultant to which confidential documents or information is disclosed shall be required to execute a confidentiality agreement containing the provisions of this Section 8.20.
     ------------

          8.21 Notices. All notices, consents, certificates, waivers, documents and other communications required or permitted to be delivered to any party under the terms of any Credit

Document (a) must be in writing, (b) must be personally delivered, transmitted by an internationally recognized courier service or transmitted by facsimile, and (c) must be directed to such party at its address or facsimile number set forth on the signature pages to this Agreement. All notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three days after delivery to the courier if transmitted by courier, or the date of transmission with confirmation if transmitted by facsimile, whichever occurs first, provided that notices to the Agent pursuant to Article 2
                                                                       ---------
or 7 shall not be effective until actually received by the Agent. Any party may
   -
change its address or facsimile number for purposes hereof by notice to all other parties.

          IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be signed on the date first above written.

                         BORROWERS:

                         CGX Communications, Inc.


                         By:    /s/ Ulysses G. Auger, II
                              --------------------------
                         Name:  Ulysses G. Auger, II
                         Title:  President


                         Address:
                         1232  22nd St. NW
                         Washington, D.C.  20037


                         Attention: Ulysses G. Auger, II
                         Facsimile No.: (202) 463-7190



                         CAIS, Inc.


                         By: /s/ Ulysses G. Auger, II
                             ------------------------
                         Name:  Ulysses G. Auger, II
                         Title:  President



                         Address:
                         6861 Elm Street
                         McLean, VA  22101


                         Attention: Ulysses G. Auger, II
                         Facsimile No.: (703) 790-8805

                         Cleartel Communications, Inc.


                         By: /s/ Ulysses G. Auger, II
                             ------------------------
                         Name:  Ulysses G. Auger, II
                         Title:  President



                         Address:
                         1232  22nd St. NW
                         Washington, D.C.  20037


                         Attention: Ulysses G. Auger, II
                         Facsimile No.: (202) 463-7190



                         Cleartel Communications Limited Partnership

                         By: Cleartel Communications, Inc., Its General Partner


                         By: /s/ Ulysses G. Auger, II
                             ------------------------
                         Name:  Ulysses G. Auger, II
                         Title:  President



                         Address:
                         1232  22nd St. NW
                         Washington, D.C.  20037


                         Attention: Ulysses G. Auger, II
                         Facsimile No.: (202) 463-7190

                         CAIS Limited Partnership

                         By: CAIS, Inc., Its General Partner


                         By: /s/ Ulysses G. Auger, II
                             ------------------------
                         Name:  Ulysses G. Auger, II
                         Title:  President



                         Address:
                         6861 Elm Street
                         McLean, VA  22101


                         Attention: Ulysses G. Auger, II
                         Facsimile No.: (703) 790-8805


                         LENDERS:




                         ING (U.S.) Capital Corporation


                         By:  /s/ Bart Staal
                              --------------
                         Name:  Bart Staal
                         Title:   Managing Director

                         Pro Rata Share of the Aggregate Commitment: 100%



                         Address:
                         153 East 57th Street
                         --------------------------------------
                         New York, NY 10022
                         --------------------------------------


                         Attention:     Lisa Hannahoe
                                        --------------

                         Facsimile No.: (212) 486-6341
                                        --------------

                         AGENT:



                         ING (U.S.) Capital Corporation


                         By: /s/ Bart Staal
                             --------------
                         Name:  Bart Staal
                         Title: Managing Director



                         Address:
                         153 East 57th Street
                         ------------------------------
                         New York, NY 10022
                         ------------------------------


                         Attention: Lisa Hannahoe
                                    -------------------
                         Facsimile No.: (212) 486-6341
                                        ---------------




                         OWNERS:



                              ULYSSES G. AUGER, SR.


                              /s/ Ulysses G. Auger, Sr.
                              -------------------------


                              ULYSSES G. AUGER, II


                               /s/ Ulysses G. Auger, II
                               ------------------------


                              WILLIAM M. CALDWELL, IV


                              /s/ William M. Caldwell, IV
                              ---------------------------


                              EVANS ANDERSON


                                /s/ Evans Anderson
                                ------------------

                              BARTON GROH


                              /s/ Barton Groh
                              ---------------



                              THE BRIDGETTE KATHRYN AUGER
                               TRUST

                              THE GREGORY ULYSSES AUGER, III
                               TRUST

                              THE ALEXANDER ROBERT AUGER TRUST

                              THE ULYSSES GEORGE HAWTHORNE
                               AUGER, III TRUST


                              THE NICHOLAS WILLIAM RANDOLPH
                               AUGER TRUST

                              THE JAMES FREDERICK AUGER TRUST

                              THE ANNABEL-ROSE AUGER TRUST

                              THE CONSTANDINOS ULYSSES
                               FRANCISCOS AUGER ECONOMIDES
                               TRUST


                              THE VASSILIKI ILLIAS AUGER
                               ECONOMIDES TRUST


                              THE CONSTANDINA FRANCISCA AUGER
                               ECONOMIDES TRUST


                                  By: /s/ James Pedas
                                      -----------------
                                  James Pedas, Trustee
                                  (As to each Trust)

                                   SCHEDULE A


                                     Owners


Ulysses G. Auger, II

Ulysses G. Auger, Sr.

Bridgette Kathryn Auger Trust

Gregory Ulysses Auger III Trust

Alexander Robert Auger Trust

Ulysses George Hawthorne Auger III Trust

Nicholas William Randolph Auger Trust

James Frederick Auger Trust

Annabel-Rose Auger Trust

Constandinos Ulysses Franciscos Auger Economides Trust

Vassiliki Illias Auger Economides Trust

Constandina Francisca Auger Economides Trust

                                  SCHEDULE B


CGX

CGX Communications

CGX Telecom

Cleartel

Cleartel Communications

CAIS

CAIS Internet

OverVoice

                                  SCHEDULE C



                        Legal Address and Address of the
                        Principal Place of Business and
                    Chief Executive Office of the Borrowers,
                            Guarantors and Obligors



CAIS, Inc.
6861 Elm Street
McLean, VA  22102

CAIS, LP
6861 Elm Street
McLean, VA  22102

Cleartel Communications, Inc
1232 22nd Street, NW
Washington, D.C. 20037

Cleartel Communications, LP
1232 22nd Street, NW
Washington, D.C. 20037

CGX Communications, Inc.
1232 22nd Street, NW
Washington, DC  20037

Ulysses G. Auger, II
1232 22nd Street, NW
Washington, DC  20037

Ulysses G. Auger, Sr.
1217 22nd Street, NW
Washington, DC 20037

Auger Trusts
c/o
James Pedas
1101 23rd Street, NW
Washington, DC 20037

                                   SCHEDULE X


I.  Definitions.

          When used in the Credit Documents, the following capitalized defined terms shall have the respective meanings set forth below:

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control over such Person.

          "Agent" means ING (U.S.) Capital Corporation, New York, New York, as agent for the Lenders, or any successor thereto appointed by the Lenders pursuant to Section 7.8 of the Credit Agreement.

          "Aggregate Commitment" means $7,000,000.00. The Aggregate Commitment is subject to reduction under Sections 2.8 and 2.9 of the Credit Agreement.

          "Applicable Law" means all Laws governing, applicable to, or in any way related to the execution, delivery, performance or enforcement of the Credit Documents, the Warrant Agreement or the Warrant Registration Rights Agreement, or the existence or activities of the Agent, the Lenders, the Noteholders, an Obligor, a Borrower or a Guarantor.

          "Applicable Margin" means five percent (5.00%) per annum.

          "Approvals" means any and all approvals, permits, permissions, licenses, authorizations, consents, certifications, actions, orders, waivers, exemptions, variances, franchises, filings, declarations, rulings, registrations, applications and notices to, from or issued by any Person.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including by way of merger, consolidation or sale/leaseback transaction), directly or indirectly, in one or a series of related transactions, to any Person other than a Borrower or Guarantor or a Wholly-Owned Subsidiary of a Borrower or Guarantor, of (a) any Capital Stock of any Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of a Borrower, Guarantor or any Subsidiary of the same; or (c) any other properties or assets of a Borrower, Guarantor or any such
Subsidiary, other than in the ordinary course of business.   For the purposes of
this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) in connection with the Restructuring, (B) the Fair Market Value of which in the aggregate does not exceed $100,000 in any transaction or series of related transactions, or (C) which constitutes the granting of any Permitted Lien.

          "Auger Trusts" means each of the Bridgette Kathryn Auger Trust, the Gregory Ulysses Auger, III Trust, the Alexander Robert Auger Trust, the Ulysses George Hawthorne Auger, III Trust, the Nicholas William Randolph Auger Trust, the James Frederick Auger Trust, the Annabel-Rose Auger Trust, the Constandinos Ulysses Franciscos Auger Economides Trust, the Vassiliki Illias Auger Economides Trust and the Constandina Francisca Auger Economides Trust.

          "Availability Period" means the period beginning on the Closing Date and ending on the earliest to occur of (i) the date which is 90 days after the Closing Date or (ii) termination of the entire Aggregate Commitment pursuant to
Section 2.8, 2.9(e) or 6.2 of the Credit Agreement.

          "Bankruptcy Event" means, with respect to a Person, (a) the insolvency of such Person, the inability of such Person to pay its debts as they become due, or the admission by such Person in writing of its inability to pay its debts as they become due, (b) a general assignment by such Person for the benefit of its creditors, (c) any action taken or initiated by such Person for its winding-up or liquidation or for the appointment of a receiver, trustee, custodian, or similar officer for it or for any of its assets or revenues, (d) the commencement by such Person of any bankruptcy, insolvency, reorganization, or liquidation case, action, or proceeding or any other proceeding for relief under any bankruptcy Law or any other Law for the relief of debtors or affecting the rights of creditors generally, (e) the commencement by any Person against such Person of any case, action, or proceeding described in clause (c) or (d) or similar in effect which remains undismissed or undischarged for a period of 60 days, (f) any court takes jurisdiction of such Person's assets or revenues and such action remains undismissed or undischarged for a period of 60 days, or (g) any corporate, partnership, or other action taken or initiated by such Person authorizing, approving, consenting to, or indicating acquiescence in any case, action, or proceeding described in clause (b), (c), (d), (e), or (f).

          "Base Rate", on any day, means a rate of interest per annum equal to the greater of (i) the rate of interest per annum announced from time to time by the Agent as its base lending rate for U.S. domestic commercial loans, as in effect on such day, or (ii) the Federal Funds Rate in effect on such day plus 0.5%. The rate announced by the Agent as its base lending rate for U.S. domestic commercial loans is a reference rate and is not necessarily the lowest or best rate actually charged by the Agent to any borrower. The Agent may make loans at rates of interest at, below or above such base lending rate.

          "Borrowers" means each of the Persons listed in the first paragraph of the Credit Agreement as such, and on and after the date of the Restructuring means, Cleartel and CAIS, successors to Cleartel and CAIS. On and after the occurrence of the Conversion, the Borrowers shall be deemed to be the "Issuers" of the Notes.

          "Borrower's Counsel" means Swidler Berlin Shereff Friedman, LLP.

          "Breakage Costs" means, as to any payment of principal of any Loan made other than on the last day of the then applicable Interest Period for such Loan, as a result of prepayment, acceleration of the Loan or for any other reason, any amounts required to compensate the Lenders for any additional losses, costs or expenses which any of the Lenders may incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by any such Lender to fund or maintain such Loans.

          "Budget" means, for the period, a budget for the Borrowers and Guarantors with respect to such period prepared by the Borrowers and Guarantors in good faith and with due care which sets forth in reasonable detail (i) the projected revenues and expenses of each of the Borrowers and Guarantors on a monthly basis, (ii) the amount and timing of expected capital expenditures,
(iii) cash flow projections and working capital needs and (iv) such other information as the Lenders shall reasonably request.

          "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York City are required or authorized to be closed.


          "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) in such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, together in each case with any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

          "Cash Equivalents" means, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any U.S. financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than U.S.$500,000,000 and whose short-term debt has a rating, at the time as of which any investment therein is made, of at least "A-1" by Standard & Poor's Corporation ("S&P") or at least "P-1" by Moody's Investors Service, Inc. ("Moody's") or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than a Borrower or Guarantor or an Affiliate or Subsidiary of a Borrower or Guarantor) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) any money market deposit accounts issued or offered by a U.S. commercial bank having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating, at the time of investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange

Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total outstanding Voting Stock of any Borrower or Guarantor or Subsidiary thereof; (b) the Permitted Holders shall at any time beneficially own less than 90% in the aggregate of the Voting Stock of the Borrowers and Guarantors in the aggregate held by them on the Closing Date; (c) other than in connection with the Restructuring, any Borrower or Guarantor is liquidated or dissolved or adopts a plan of liquidation, (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors whose election to such board or whose nomination for election by the stockholders of such Borrower or Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (e) any Borrower or Guarantor consolidates with or merges with or into any Person or sells, conveys, transfers or leases all or substantially all of its assets (on a consolidated basis) to any Person, other than in connection with the Restructuring; or (f) any corporation consolidates with or merges into or with any Borrower or Guarantor, in any such event, pursuant to a transaction in which the outstanding Voting Stock of such Borrower or Guarantor is changed into or exchanged for cash, securities or other property, other than in connection with the Restructuring and other than any such transaction where the outstanding Voting Stock of such Borrower or Guarantor is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of such Borrower or Guarantor or where no "person" or "group", other than a Permitted Holder, owns, immediately after such transaction, directly or indirectly, more than 35% of the total outstanding Voting Stock of the surviving corporation).

          "Claim" means any claim, suit, demand, proceeding, complaint, assessment, lien, injunction, order, judgment, notice of non-compliance or violation, investigation or other action by or before any Government Instrumentality or any other Person.

          "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 of the Credit Agreement are satisfied and the initial Loan or Loans are funded.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means the Pledged Shares and all other property, rights and interests from time to time subject, or purported to be subject, to the Security Document Liens.

          "Commitment" means the commitment of each Lender to make Loans set forth in Section 2.1(a) of the Credit Agreement.

          "Consolidated Net Worth" means with respect to any Person at any date, the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such Person and its subsidiaries, determined in accordance with GAAP.

          "Contractual Obligation," as applied to any Person, means any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, lease, contract, undertaking, agreement or instrument to which such Person is a party or by which it or any of its property is bound or to which it or any of its property is subject.

          "Conversion" means the conversion of Loans into Notes pursuant to
Article 2A of the Credit Agreement.

          "Conversion Date" means March 4, 1999.

          "Credit Agreement" means the Credit Agreement dated September 4, 1998, by and among the Borrowers and the Owners referred to therein and the Lenders, Noteholders and Agent, as it may be amended, supplemented or otherwise modified from time to time.

          "Credit Agreement Termination Date" means the first date on which (i) no Lender shall have any Commitment under the Credit Agreement, (ii) no principal of or interest on any Loan or Note, and no fee payable pursuant to
Section 2.5 of the Credit Agreement, shall be unpaid and (iii) no other Obligations shall be due and payable.

          "Credit Documents" means the Credit Agreement (including this Schedule
X), the Loans, the Notes, the Security Documents, the Guaranty, the Subordination Agreement, and all other agreements, guaranties and instruments evidencing, securing or relating to the Loans, the Notes or the Collateral.

          "Default" means any event which, with the passage of time or the giving of notice or both, would be an Event of Default.

          "Default Rate" is defined in Section 2.3(d) of the Credit Agreement.

          "Environmental Claim" means any Claim in any way relating to any Hazardous Substance or Environmental Law and includes any Claim asserted by a Government Instrumentality or any other Person for damages, injury, clean-up, remediation, contribution or indemnity.

          "Environmental Laws" means all Laws and Approvals in any way relating to the protection of human health or safety, the environment or natural resources or to any Hazardous Substance or the existence, use, generation, manufacture, handling, processing, storage, release, transportation, removal, disposal or clean-up thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate", with respect to any Person, means any member (whether or not incorporated) of a group which is under common control (within the meaning of the regulations under Section 414 of the Code, and of which such Person is a member.

          "Estimated Balance Sheets" means, as of any date, the estimated consolidated balance sheets of each of the Borrowers and Guarantors.

          "Event of Default" means an event described in Section 6.1 of the Credit Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any properties or assets, the sale value, as determined by the applicable Board of Directors of the Borrowers and Guarantors, acting in good faith, which would reasonably be expected to be obtained in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to
                                        --------  -------
any transaction or related series of transactions which involves an asset or assets in excess of $250,000 in the aggregate, such determination shall be evidenced by resolutions of the majority of disinterested members of the Boards of Directors of the respective Borrowers and Guarantors delivered to the Agent.

          "Federal Funds Rate", on any day, means a rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

          "Financing Statements" means all financing statements on Form UCC-1 and all similar documents and instruments executed, filed or recorded for the purpose of perfecting Liens on the Collateral.

          "First-Priority" when used with respect to any Security Document Lien on any Collateral, means that, under Applicable Law, such Security Document Lien on such Collateral is subordinate to no Liens.

          "First Union Loan Agreement" means the Business Loan and Security Agreement dated as of May 10, 1996 among CAIS, Inc., Capital Area Internet Service, Inc., Ulysses G. Auger, II and First Union National Bank of Virginia.

          "Funding Date" means the LIBOR Business Day on which a Loan is funded, the Restructuring Date and the Conversion Date in the event of a Conversion pursuant to the Credit Agreement.

          "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

          "Government Instrumentality" means any nation, government, province, state, or any political subdivision, instrumentality, ministry, department, agency, court, tribunal, authority, corporation, commission or other body or entity of, or under the direct or indirect control of, any of the foregoing, including any central bank or other fiscal, monetary or other authority.

          "Guarantor" means, on and after the Restructuring Date, CGX Communications, Inc. and any other Person that becomes a party to the Guaranty.

          "Guaranty" means the Guaranty dated as of the Restructuring Date made by the Guarantors to the Agent for the benefit of the Lenders.

          "Hazardous Substance" means any hazardous substance or material, toxic substance or material, pollutant, waste, chemical, contaminant, degradation by-product, asbestos, petroleum, hydrocarbon or petroleum or hydrocarbon product, including any "hazardous substance", "hazardous material", "toxic substance", "toxic material", "hazardous waste" or "toxic pollutant", as such terms are defined or identified in any Environmental Law.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures, guarantees, letters of credit or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person or the balance deferred and unpaid of the purchase price of any property, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (vii) above. and (ix) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business excluding the current maturity of any obligation which would otherwise constitute Indebtedness. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

          "Information Memorandum" means the Information Memorandum dated July, 1998 relating to the proposed issuance by one or more of the Borrowers of $20,000,000 in equity.

          "Initial Date" means, in the case of a Lender, the date hereof, and, in the case of a successive holder of a Note, the date on which such holder becomes a holder of a Note.

          "Interest Payment Date" means any date on which interest is payable on the Loans pursuant to Section 2.3(c) of the Credit Agreement and on the Notes pursuant to Section 2A.2 of the Credit Agreement.

          "Interest Period" means, (a) as to any Loan, subject to Section 2.3(b) of the Credit Agreement, the period commencing on the date of the funding of such Loan and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as so elected by the Borrower in the Notice of Borrowing in respect of such Loan, and each period thereafter commencing on the last day of the then current Interest Period and having a duration of one, two or three months, as applicable (except that each Interest Period that commences on the last day of a calendar month (or on any day for which there is no numerically corresponding day for the appropriate subsequent calendar month) shall end on the last day of the appropriate subsequent calendar month), and (b) as to any Note converted pursuant to Article 2A of the Credit Agreement, subject to Section 2.3(b) of the Credit Agreement, the quarterly periods ending on May 31, August 31, November 30 and February 28 in each year, commencing on the Conversion Date, provided that:

          (i) the first Interest Period with respect to each Loan other than the initial Loan shall commence on the Funding Date of such subsequent Loan and shall end on the last day of the Interest Period as established above;

          (ii) the last Interest Period for a Loan or converted Note commencing prior to a Maturity Date shall end on the Maturity Date; and

          (iii) with respect to interest accrued on any overdue amounts, Interest Period means such period as the Agent shall determine pursuant to
Section 2.3(d).

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Interest Rate Determination Date" means the date for calculating LIBOR for purposes of determining the interest rate applicable to a Loan during a particular Interest Period. The Interest Rate Determination Date shall be the second LIBOR Business Day prior to the first day of the related Interest Period for a Loan. In respect of converted Notes, the Interest Rate Determination Date shall be the second Business Day prior to the Conversion Date.

          "Internet Service Business" means any business whose principal business is operating an Internet connectivity or Internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated Internet service, web hosting or co-location services, security solutions, the provision and development (including the intellectual property related thereto) of software in connection therewith, configuration services, electronic commerce, intranet solutions, data backup and restoration, business content and collaboration, communications tools or network equipment products or services (including without limitation, any business conducted by the Borrowers or any Subsidiary on the date of the Credit Agreement), and any business reasonably related to the foregoing. A good faith determination by a majority of the Boards of Directors of the Borrowers as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

          "Issuer" means, on and after the occurrence of the Conversion, Cleartel, CAIS and each of their successors and assigns.

          "Law" means any law, statute, act, legislation, bill, enactment, policy, treaty, international agreement, ordinance, judgment, injunction, award, decree, rule, regulation, interpretation, determination, requirement, writ or order of any Government Instrumentality.

          "Lender Income Taxes" means all normal and customary net income taxes and franchise taxes imposed on the Agent or any Lender by (i) the United States,
(ii) any jurisdiction in which the Agent or such Lender is organized or has its principal office or is otherwise resident for tax purposes, (iii) the jurisdiction in which the Agent performs its services hereunder or in which such Lender books or funds its portion of the Loans or (iv) a political subdivision of any of the foregoing.

          "Lenders" means the lenders named on the signature pages to the Credit Agreement and any successors, assigns and transferees thereof. On and after the occurrence of the Conversion, the term "Lenders" shall be deemed to refer to Noteholders.

          "LIBOR", with respect to an Interest Period, means the rate of interest per annum equal to (i) the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. Dollars, for a period approximately equal to such Interest Period and in an amount approximately equal to the average principal amount of the applicable Loans, quoted on the second LIBOR Business Day prior to the first day of such Interest Period as such rate appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace page "3750" on the Telerate Service or such other service as may be nominated by the British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits) ("Telerate Page 3750") as of 11:00 a.m. (London time) on such date or (ii) if, as of 11:00 a.m. (London time) on any such date fewer than two such rates appear on Telerate Page 3750, the arithmetic mean (calculated as mentioned above) of the respective rates per annum at which deposits in U.S. Dollars are offered by leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the second LIBOR Business Day prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loans to which such Interest Period applies and with a maturity comparable to such Interest Period.

          "LIBOR Business Day" means any Business Day which is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

          "Lien" means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest, easement, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than any lease properly classified as an operating lease under GAAP and intellectual property licensing arrangements.

          "Loan" means a loan made to the Borrowers pursuant to Section 2.2(a) or 2.2(b) of the Credit Agreement and upon the occurrence of the Conversion, shall be deemed to be the Notes referred to in Article 2A of the Credit Agreement.

          "Majority Lenders" means, at any time, the holders of at least a majority of the unpaid principal amount of the Loans then outstanding, or if no Loans are then outstanding, Lenders having at least a majority of the Aggregate Commitment and, on and after the occurrence of the Conversion means the holders of at least a majority of the unpaid principal amount of Notes then outstanding. Notes held by the Borrowers, Guarantors or Obligors shall not be counted in the determination of a majority of unpaid principal.

          "Material Adverse Effect" means a material adverse effect on or affecting (i) the business (including, without limitation, the ability to generate cash flow in an amount sufficient to repay the Loans, the Notes, the Guaranty and other amounts due under the Credit Documents on or before the applicable Maturity Date), the condition (financial or other), prospects, management, property, assets, stockholders' equity or results of operations of the Borrowers and Guarantors (on a combined basis) or on the value of the Collateral, (ii) the ability of the Borrowers or Guarantors, or any other Obligor to observe the provisions of, and to perform its Obligations under, any Credit Document to which it is a party, (iii) the rights or interests of the Agent or any Lender under any Credit Document, or (iv) the validity, attachment, perfection, priority or enforceability of any Lien granted or purported to be granted under any Security Document.

          "Maturity Date" means, with respect to a Loan, March 4, 1999 and (after the occurrence of the Conversion) with respect to the converted Notes, the date which numerically corresponds to the Conversion Date and which falls in the sixtieth (60) month subsequent to such Conversion Date.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to a Borrower, Guarantor or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties that are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than a Borrower, Guarantor or any Subsidiary) owning a beneficial interest in the assets subject to the

Asset Sale and (v) appropriate amounts to be provided by a Borrower, Guarantor or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by a Borrower, Guarantor or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Agent. "Net Cash Proceeds" shall not include any proceeds of an Asset Sale to the extent that reinvestment of such proceeds in assets useful in the business conducted by the selling entity is contemplated by the Budget.

          "Note" means a promissory note, in the form of Exhibit A to the Credit Agreement, executed and delivered by the Borrowers, payable to the order of, prior to the Conversion Date, a Lender and, payable to the order of, on and after the Conversion Date, a Noteholder, or Noteholders, as applicable.

          "Noteholder" means the Person in whose name a Note is registered in the registers maintained by the Issuers pursuant to the Credit Agreement.

          "Notice of Borrowing" means a notice in the form of Exhibit C to the Credit Agreement.

          "Obligations" means all principal, premium, interest (including interest which would accrue but for the filing of a petition in bankruptcy), fees, expenses, and liabilities, guarantees and obligations of any kind, whether monetary or nonmonetary, owing from the Borrowers, the Issuers, the Guarantors or the other Obligors to the Agent or any Lender or Noteholder or due to be performed by the Borrowers, the Issuers, the Guarantors or the other Obligors for the benefit of the Agent or any Lender or Noteholder under or in connection with any Credit Document.

          "Obligor" means each Person providing Collateral under the Security Documents or having any other Obligations.

          "Officer's Certificate" means a certificate signed by the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of a Borrower or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Agent.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for a Borrower, a Guarantor or the Agent, and which opinion shall be in form and substance reasonably satisfactory to the Agent.

          "OverVoice" means the patented and patent pending proprietary technology called OverVoice, which enables the transmission of voice, data and video simultaneously over traditional copper wires.

          "OverVoice License" means the license granted to CAIS by Inline Connection Corporation in connection with the "OverVoice" technology.

          "Owners" means the parties listed on Schedule I to the Pledge and Security Agreement.

          "Permitted Holder" means Ulysses G. Auger, Sr., Ulysses G; Auger, II, the Auger Trusts and any entity controlled by either of them.

          "Permitted Liens" is defined in Section 5.2(c) of the Credit
Agreement.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint-stock companies, joint ventures, associations, companies, trusts, banks, trust companies and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means a pension plan subject to the provisions of Title IV of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of the Closing Date, by and among the Borrowers, the Guarantors, the other Obligors and the Agent, as it may be amended, supplemented or otherwise modified from time to time.

          "Pledged Shares" means the shares of stock of, and other equity interests in, the Borrowers and Guarantors that are pledged to the Agent for the benefit of the Lenders and the Noteholders, as the case may be, pursuant to the Pledge and Security Agreement.

          "Pro Rata Share" means with respect to each Lender, such Lender's pro rata share (expressed as a percentage) of the Aggregate Commitment as set forth on the signature pages to the Loan Agreement (as such may be amended or deemed amended).

          "Receivables Sale Agreement" means the Receivables Sale Agreement dated as of June 26, 1997, by and between Cleartel Communications, Inc., Cleartel Communications Limited Partnership and RFC.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date of the principal of the Loans or Notes, as applicable, or is redeemable at the option of the holder thereof at any time prior to such Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to any such Maturity Date at the option of the holder thereof.

          "Required Approvals" means all Approvals required in connection with the execution, delivery, performance admission into evidence or enforcement of the Credit Documents.

          "Restructuring" has the meaning ascribed thereto in Section 5.1(n) of the Credit Agreement.

          "Restructuring Date" means the date the Restructuring becomes effective.

          "RFC" means Receivables Funding Corporation.

          "RFC Collateral" means the property and assets that are subject to a Lien created under the Receivables Sale Agreement.

          "Security Document Liens" means the Liens created, or purported to be created, under the Security Documents.

          "Security Documents" means the Pledge and Security Agreement, the Trademark Security Agreement, the Financing Statements and all other agreements and instruments referred to therein or executed by the Borrowers, the Guarantors, the other Obligors or any other Person to provide security for the Loans, the Notes and the other Obligations under the Credit Documents.

          "Shareholder Promissory Notes" means the following promissory notes:
(i) Promissory Note dated August 1, 1996 from Cleartel LP to Ulysses G. Auger, Sr. in the original principal amount of $2,100,000 of which an aggregate of $2,100,000 remains outstanding as of August 31, 1998; (ii) Promissory Note dated May 8, 1996 from CAIS to Ulysses G. Auger, Sr. in the original principal amount of $1,000,000 of which an aggregate of $633,026 remains outstanding as of August 31, 1998; (iii) Promissory Note dated February 27, 1998 from CGX to Ulysses G. Auger, Sr. in the original principal amount of $500,000 of which an aggregate of $500,000 remains outstanding as of August 31, 1998; (iv) Promissory Note dated July 9, 1998 from CGX to Ulysses G. Auger, Sr. in the original principal amount of $500,000 of which an aggregate of $500,000 remains outstanding as of August 31, 1998; (v) Promissory Note dated March 15, 1996 from CAIS to Ulysses G. Auger, II in the original principal amount of $100,000 of which an aggregate of $100,000 remains outstanding as of August 31, 1998; and (vi) Promissory Note dated October 31, 1997 from CAIS to Ulysses G. Auger, II in the original principal amount of $250,000 of which an aggregate of $250,000 remains outstanding as of August 31, 1998.

          "Short Term Indebtedness" means Indebtedness with a maturity, determined as of its date of issuance or incurrence, of 12 months or less.

          "Subordination Agreement" means the Subordination Agreement dated September 4, 1998 by and among CGX , CAIS, Cleartel LP, Ulysses G. Auger II and Ulysses Auger, Sr.

          "Subsidiary" means, with respect to any Person, (A)(i) any corporation, association or other business entity of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person; (B) any general partnership, joint venture or similar entity, of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or any one or more other Subsidiaries of such Person or; and
(C) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

          "Tax" means any tax, levy, imposition, impost, fee, assessment, deduction, charge or withholding imposed by any Government Instrumentality, as well as any interest, penalty or assessment payable or imposed with respect to any of the foregoing.

          "Telecommunications Business" means any business whose principal business is (i) transmitting, providing services relating to or developing applications for the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products,
(iii) creating, developing, producing or marketing audiotext or videotext, (iv) marketing (including direct marketing and telemarketing), (v) an Internet Service Business, (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses
(i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii) and (iv), however, in a manner consistent with the Borrowers' manner of business on the date of the Credit Agreement), and shall, in any event, include all businesses in which the Borrowers or any of their Subsidiaries is engaged on the date of the Credit Agreement; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Boards of Directors of the Borrowers.

          "Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued there under (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of a Person from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Trademark Security Agreement" means the Trademark Security Agreement dated as of the Closing Date among the Shareholders, the Owners, the Lenders and the Agent.

          "UCC" means the Uniform Commercial Code in effect in the State of New York, as amended.

          "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Warrant Agreement" means the Warrant Agreement dated as of the Closing Date among CGX Communications, Inc., Cleartel Communications, Inc., CAIS, Inc. and the Agent.

          "Warrant Issuers" has the meaning ascribed thereto in the Warrant Agreement.

          "Warrant Registration Rights Agreement" means the Warrant Registration Rights Agreement dated as of the Closing Date among CGX Communications, Inc., Cleartel Communications, Inc., CAIS, Inc. and the Agent.

          "Warrants" means the Warrants issued to the Lenders and Noteholders, as the case may be, pursuant to the Warrant Agreement dated as of September 4, 1998.

          "Wholly-Owned Subsidiary" means any Subsidiary of a Person of which 100% of the outstanding Capital Stock is owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

II.  Rules of Construction.


          The following rules of construction shall apply in the Credit
Documents:

          (i) titles and headings are for convenience only and will not be deemed part of the Credit Documents for purposes of interpretation;

          (ii) unless otherwise stated, references in a Credit Document to "Sections", "Exhibits" and "Appendices" refer, respectively, to Sections of, and Exhibits and Appendices to, such Credit Document;

          (iii) including" means "including, but not limited to", and "include" or "includes" means "include, without limitation" or "includes, without limitation";

          (iv)   "month" means "calendar month";

          (v) "hereunder", "herein", "hereto" and "hereof", when used in a Credit Document, refer to such Credit Document and not to a particular Section or clause of such Credit Document;

          (vi) in the case of defined terms, the singular includes the plural and vice versa;

          (vii) unless otherwise indicated, all accounting terms not specifically defined shall be construed in accordance with U.S. GAAP;

          (viii) unless otherwise indicated, each reference to a particular Law is a reference to such Law it may be amended, modified, extended, restated or supplemented from time to time, as well as to any successor Law thereto; and

          (ix) unless otherwise indicated, each reference to a particular agreement is a reference to such agreement it may be amended, modified, extended, restated or supplemented from time to time, as well as to any successor agreement thereto.

                                                        EXHIBIT A


                              SENIOR SECURED NOTE
                              -------------------

U.S.$[           ]                                      New York, New York
                                                      [            ], 1998

          FOR VALUE RECEIVED, the undersigned CGX COMMUNICATIONS, INC., a Delaware corporation ("CGX"), CLEARTEL COMMUNICATIONS, INC., a District of Columbia corporation ("Cleartel"), CLEARTEL LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Cleartel LP"), CAIS, INC., a Virginia corporation ("CAIS"), CAIS LIMITED PARTNERSHIP, a Virginia limited partnership ("CAIS LP", CGX, Cleartel, Cleartel LP, CAIS and CAIS LP are referred to, individually and collectively, as the "Borrowers"), jointly and severally hereby promise to pay
to the order of [     ], with a place of business at [       ] (hereinafter,
together with any other holder hereof, referred to as the "Lender"), by wire transfer to the Account of ING (U.S.) CAPITAL CORPORATION, NEW YORK, NEW YORK,
as Agent (as defined in the Credit Agreement referred to below), ABA No. [   ],
attention: [       ], Reference: [        ], or at such other place or places
and to such other account or accounts as the Agent may direct from time to time by notice to the Borrowers in accordance with the Credit Agreement (as hereinafter defined), in lawful money of the United States in immediately
available funds, the principal amount equal to [       ] UNITED STATES DOLLARS
(U.S.$[       ]) or, if less, the actual outstanding principal amount of advances under the Loans (as defined in the Credit Agreement) advanced or issued for the account of the Borrowers by the Lender pursuant to the Credit Agreement, payable, subject to the fourth paragraph hereof, on the Maturity Date, as provided in Section 2.9 of the Credit Agreement.

          Interest shall accrue on the outstanding principal of the amount hereof in accordance with the Credit Agreement and shall be payable on such dates and in such amounts as determined in accordance with the Credit Agreement. Notwithstanding any other provision of the Credit Documents (as defined in the Credit Agreement) to the contrary, if the rate of interest on the obligation of the Borrowers under this Note shall at any time exceed the highest rate permitted by Applicable Law (as defined in the Credit Agreement), the rate of interest on such obligation shall be equal to the highest rate permitted under Applicable Law.

          At the time a Loan is made, the Lender is authorized to make a notation on the schedule attached hereto indicating the date, the amount of the Lender's Pro Rata Share (as defined in the Credit Agreement) and the interest rate of such Loan. Absent manifest error, the information set forth in such schedule shall be prima facie evidence of the outstanding principal amount of this Note and of the interest due thereon. Failure to make any such notation shall not limit or affect the obligations of the Borrowers under this Note or any other Credit Document.

          This Note is issued to evidence Loans made by the Lender to the Borrowers pursuant to Article 2 of the Credit Agreement dated as of August ___, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Borrowers, the Owners listed on Schedule A thereto, the Lender, the other financial institutions party thereto as the Lenders and the Agent, as to which reference is hereby made for a statement of the terms , conditions and covenants under which the indebtedness evidenced hereby was and will be made and is to be repaid, including, without limitation, those related to the acceleration of the indebtedness represented hereby upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement). Loans evidenced by this Note and repaid (mandatory and voluntary) may not be reborrowed. This Note is subject to prepayment as provided in the Credit Agreement. Payment of this Note is secured by the Collateral (as defined in the Credit Agreement), including all Pledged Shares (as defined in the Credit Agreement) and other property pledged pursuant to the Security and Pledge Agreement (as defined in the Credit Agreement), the Trademark Security Agreement (as defined in the Credit Agreement) and by the Guaranty (as defined in the Credit Agreement).

          On and after the Conversion Date (as defined in the Credit Agreement), this Note shall be automatically converted into a Note containing the terms and subject to the conditions set forth in Article 2A of the Credit Agreement, the Borrowers shall continue to be obligated hereon as "Issuers" and the Guaranty shall continue in full force and effect with respect hereto.

          The Lender shall not be required to look to the Collateral for payment of this Note, but may proceed against the Borrowers, in such manner as it deems desirable. None of the rights or remedies of the Lender hereunder are to be deemed waived or affected by failure or delay on the part of the Lender to exercise the same. All remedies conferred upon the Lender by this Note or any other Credit Document shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at the Lender's option.

          The Borrowers hereby waive presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

          This Note will be governed by, and construed in accordance with, the Laws of the State of New York, other than (to the greatest extent permissible by Law) any rule of Law that would cause the application of the Laws of another jurisdiction.

          WITNESS the hand of the Borrowers.


                              CGX COMMUNICATIONS, INC.


                              By:_________________________________
                                Name:
                                Title:


                              CLEARTEL COMMUNICATIONS, INC.


                              By:_________________________________
                                Name:
                                Title:


                              CLEARTEL COMMUNICATIONS LIMITED PARTNERSHIP

                              By: Cleartel Communications, Inc.


                              By:_________________________________
                                Name:
                                Title:


                              CAIS, INC.


                              By:_________________________________
                                Name:
                                Title:
                              CAIS LIMITED PARTNERSHIP

                              By: CAIS, Inc.

                              By:_________________________________
                                Name:
                                Title:

                                                                       EXHIBIT A

                                   SCHEDULE
                                   --------


Date of Loan or Repayment    Amount of Loan    Amount of Repayment    Balance
-------------------------    ---------------   --------------------   -------